Exhibit 1

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

6 May 2024

Westpac 1H24 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 1H24 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

© Westpac Banking Corporation ABN 33 007 457 141 AFSL and Australian credit licence 233714 PRESENTATION & INVESTOR DISCUSSION PACK FOR THE SIX MONTHS ENDED 31 MARCH 2024 2024 INTERIM FINANCIAL RESULTS

2 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack WESTPAC 2024 INTERIM RESULTS INDEX 2024 Interim Results Presentation 3 Investor Discussion Pack of 2024 Interim Results 33 Earnings drivers 35 Credit quality and provisions 45 Non-credit risk management 66 Capital, Funding and Liquidity 73 Customer franchise 84 Sustainability 89 Segment results 97 Economics 104 Appendix 109 Contact us 119 Disclaimer 120

PETER KING CHIEF EXECUTIVE OFFICER

1H24 HIGHLIGHTS DISCIPLINED PERFORMANCE ENHANCED CUSTOMER FOCUS RETURNING SURPLUS CAPITAL STRENGTHENED RISK MANAGEMENT COMMENCED UNITE 4 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

1H24 FINANCIAL PERFORMANCE 1H24 2H23 Change 1H23 Change Net profit1 $3,342m 5% (16%) Return on tangible equity2 10.5% 44 bps (228 bps) Excluding Notable Items Revenue $10,816m 1% (1%) Expenses ($5,395m) 3% 8% Pre-provision profit $5,421m - (8%) Impairment charges to average loans annualised 9 bps 2 bps (1 bp) Net Profit $3,506m (1%) (8%) 1 Also referred to as net profit attributable to owners of WBC, net profit after tax or statutory profit. 2 The return on tangible equity calculation is described further in the 2024 Interim Financial Results Announcement. 5 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

ORDINARY DIVIDEND 6 CET1 CAPITAL RATIO (%) 11.3 12.3 12.5 Mar-22 Mar-23 Mar-24 • 1H24 ordinary dividend 75cps3 fully franked − 1H24 payout ratio of 74%5 − Payout ratio range 65 – 75% • Dividend yield 5.7%6, fully franked 8.2%6 • Neutralise DRP for interim and special dividends DIVIDENDS PER SHARE (CENTS) 61 64 70 72 75 15 1H22 2H22 1H23 2H23 1H24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack SURPLUS CAPITAL RETURNED TO SHAREHOLDERS 1 Subject to market conditions. 2 As at 6-May-24. 3 Cents per share. 4 After buyback and special dividend. 5 Excluding Notable Items. 6 Based on 28-Mar-24 closing price of $26.10 Up 4% • Increased share buyback program up to $2.5bn1 − Buyback announced Nov-23: $1.5bn, 59% complete2 − Buyback extension: $1bn1 • Special dividend $0.5bn, 15cps3 fully franked • Pro forma CET1 capital ratio 12.06%4 Ordinary dividend Special dividend Target range 11% – 11.5%

7 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack A STRATEGY FOR GROWTH AND RETURN PILLARS Customer care at the heart Easy to do business with Expert solutions and tools Advocate for positive change FOUNDATIONS Strong balance sheet Proactive Risk Management and Risk Culture Data-informed insights and decisioning Passionate people who make a difference MEASURES Return on tangible equity Market position To be our customers’ #1 bank and partner through life AMBITION Creating better futures together OUR PURPOSE

CUSTOMER SERVICE 8 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Refer to page 118 for definition. 2 3rd party channel median (50th percentile) time to unconditional approval; 1H24 compared to 2H23. 3 Mar-24 compared to Sep-23. 4 Winner of 9 KangaNews Awards. 5 Westpac Tax Transparency Report 2023. 6 Includes accounts in hardship for Australian Consumer and Business segments. 7 Includes 23 labelled sustainable finance loans and 10 bond issuances. Excludes NZ sustainable finance loans. IMPROVING SERVICE ENHANCING SAFETY PROVIDING SUPPORT NPS1 in employee scorecards Agreed Scam-Safe Accord with other Australian banks 5th largest taxpayer in Australia5 $1.7bn income tax expense and bank levy in 1H24 Mortgage time to decision down 4 days to 6.0 days2 Launched Westpac SaferPay Increased lending to $785bn Business time to decision down 2 days to 7.7 days3 $120m stopped or recovered in customer scam losses in 1H24 ~18k customer hardship packages6 #1 Bond House in Australia4 32% lower customer scam losses compared to 1H23 33 sustainable finance transactions in 1H247

CONSUMER: IMPROVING SERVICE


Contact us
FAST TRACK YOUR SAVINGS GOALS
T&CS apply
Manage goals
Regular deposit
Search
Accounts
New account
Westpac Choice
$469.30
Altitude Black Mastercard
-$3,469.01
avail $14,469.95
Min of $46.30 due tomorrow
Pay now
Westpac Life
$104,609.30
1 hidden account
Home
Cards
Payments
Insights

CONSUMER ROTE 9%

FOCUS ON CUSTOMER ENGAGEMENT

- #1 Leading mobile banking app[1]
- Consumer NPS up 2 points to 4[2,3]
- 100 co-located branches[4]

GROWING QUALITY DEPOSITS

- Household deposit growth, 1.1x system[5]
- Enhanced proposition and loyalty rewards
- Consistent positioning in market

SUSTAINABLE GROWTH IN MORTGAGES

- Mortgage growth at 1.0x system[5]
- Mortgage NPS equal first[2]
- Cashbacks removed by 30-Jun-24

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 2 Refer to page 118 for definition. 3 Compared to Sep-23. 4 At 6-May-24. 5 1H24, based on ADI System as published in the Monthly ADI statistics by APRA.

9 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

MORTGAGES: GROWTH IN LINE WITH SYSTEM

NEW OWNER OCCUPIED LENDING

	FY22	FY23	1H24
	• OBP roll-out commenced • Inconsistent service	• OBP rolled out to brokers • Improved service	• >95% of loans on OBP • Consistent service • Halved TTD
System growth[1,3]	0.7x	0.9x	**1.1x**
Lending rate relative to peers[2,3]			
TTD (days, OO & IPL)[4]	11.6	9.6	**6.0**


0.7x
0.9x
1.1x
WBC higher
WBC lower

1 Based on ADI System as published in the Monthly ADI statistics by APRA – owner occupied housing loans to households. 2 Comparison between RBA Statistical Table F6, Lending rates; Housing credit; New loans funded in the month; Owner-occupied; Variable-rate; Large institutions, and Westpac's submission to the RBA under the same criteria. 3 1H24 is average Oct-23 to Feb-24; FY23 is average Oct-22 to Sep-23; and FY22 is average Oct-21 to Sep-22. 4 3rd party channel median (50th percentile) time to unconditional approval for the reporting period.

10 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

BUSINESS: SUSTAINABLE GROWTH



BUSINESS & WEALTH ROTE 20%

BUSINESS LENDING

- Lending up 3% in 1H24[1]
- Simplified application process for SME customers
- TTD down 2 days to 7.7 in Mar-24[1]

DEPOSITS

- Leading deposit franchise
- Deposits balances maintained in competitive market

PAYMENTS

- Launched EFTPOS Flex
- New terminal points of presence up 5%[1]
- HealthPoint acquisition

1 Mar-24 compared to Sep-23.

11 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

INSTITUTIONAL: STRONGER CLIENT RELATIONSHIPS



WIB ROTE 14%

CORPORATE & INSTITUTIONAL BANKING

- Loan growth of 10%[1]
- Supported 33 sustainable finance transactions[2]
- Credit quality resilient

TRANSACTION BANKING

- PayTo launched for institutional and business customers
- WestpacOne – foundational milestone for new cash management digital platform

FINANCIAL MARKETS

- Leading fixed income franchise – Australian and NZ Bond House of the Year[3]
- #1 in $A and $NZ bond league tables[4]
- Westpac Live FX – volumes up 12%[5]

1 Compared to Mar-23. 2 Includes 23 labelled sustainable finance loans and 10 bond issuances. Excludes NZ sustainable finance loans. 3 Australia and New Zealand Bond House of the Year; Westpac's best results in the Kanga News Awards, winning 4 of 7 Australian house awards and 5 out of 7 NZ house awards. 4 Bloomberg – excluded self-led deals as 31 Mar-24. 5 Compared to 2H23.

12 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack
Westpac GROUP

CORE: INTEGRATED PLAN COMPLETE[1]

- Strengthening risk governance, accountability and risk culture
- Integrated Plan deemed complete by Promontory

"The depth of change of the organisation, both structurally and culturally, means Westpac is now a simpler, stronger bank."
Promontory Report, 30-Apr-24[2]

CORE: 354 ACTIVITIES DELIVERED



Mar
Jun
Sep
Dec
Mar
Jun
Sep
Dec
Mar
Jun
Sep
Dec
2021
2022
2023

KEY STAGES

2021 – 2023
INTEGRATED PLAN
Strengthening risk governance, improved accountability and risk culture

2024
TRANSITION PHASE
Demonstrating sustainability and effectiveness of changes

2025+
CONTINUOUS UPLIFT
Evolution of risk management practices and risk culture

1 APRA Integrated Plan commitments delivered through Customer Outcomes and Risk Excellence (CORE) program. 2 Independent Review of Westpac Banking Corporation's Integrated Plan to Remediate Risk Governance Deficiencies, Twelfth Report.

13 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

14 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack These objectives are ‘forward-looking statements’ and are subject to assumptions, risks and other important information in the Disclaimer on page 120. UNITE – TECHNOLOGY SIMPLIFICATION: BUSINESS LED, TECHNOLOGY ENABLED PROGRAM OBJECTIVES FOCUS ON PLANNING IN FY24 FY24 FY25 FY26 FY27 FY28 CUMULATIVE INITIATIVES COMPLETION TIMELINE For further details see the Technology Simplification Update held on 27-Mar-24 available under Events and Presentations at westpac.com.au/investorcentre BETTER CUSTOMER EXPERIENCE 1 INCREASED SHAREHOLDER RETURN 3 IMPROVED EMPLOYEE EXPERIENCE 2 14 initiatives have commenced External assurance and advice Governance model established

MICHAEL ROWLAND CHIEF FINANCIAL OFFICER

1H24 FINANCIAL PERFORMANCE 16 2H23 1H24 Change Net profit $3,194m $3,342m 5% Excluding Notable Items: Revenue $10,671m $10,816m 1% Expenses ($5,244m) ($5,395m) 3% Impairment charges to average loans annualised 7 bps 9 bps 2 bps Net profit $3,545m $3,506m (1%) Cost to income ratio 49% 50% 74 bps CET1 capital ratio 12.4% 12.5% 17 bps Return on tangible equity 11.2% 11.0% (16 bps) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

NOTABLE ITEMS AND BUSINESSES SOLD 17 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 For further details of Notable Items refer to page 38. Notable Items1 ($m after tax) 2H23 1H24 Asset sales and revaluations - - Provisions for remediation, litigation, fines and penalties (176) - Restructuring costs (140) - Assets write-downs (87) - Hedging items 52 (164) Total Notable Items (351) (164) Businesses sold ($m) 2H23 1H24 Revenue - - Expenses 28 - Pre-provision profit 28 - Impairment charges & tax (8) - Total businesses sold impact, after tax 20 -

1H24-2H23 NET PROFIT ($M)1 18 3,823 3,545 139 6 63 - 3,506 (123) (104) (20) 1H23 2H23 Net interest income Non-interest income Expenses Impairment charges Tax & NCI Impact of businesses sold 1H24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Excludes the impact of Notable Items. 2 Non-controlling interests. 2 Pre-provision profit up $22m 1% lower 7% lower

NET LOANS ($BN) 19 749.9 773.3 9.6 2.5 0.4 0.1 0.1 784.8 (1.1) Mar-23 Sep-23 Mortgages Business Institutional New Zealand (in A$) Personal Auto (in run off) Mar-24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Chart may not add due to rounding. Up 1% Up 3% Up $1.5bn in NZ$

DEPOSIT GROWTH ($BN) 20 627.6 641.0 13.0 0.1 650.9 (0.8) (1.9) (0.5) Mar-23 Sep-23 Consumer Business & Wealth WIB New Zealand (in A$) Other Mar-24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Up 2% Down $1.0bn in NZ$ Up 2%

NET INTEREST MARGIN (%) 21 1.89 1.83 1.80 0.09 0.11 0.14 (0.02) (0.05) (5bps) 1.96 1.94 4bps 0bps 3bps 1.89 (4bps) (2bps) (1bps) 1H23 2H23 Loans Customer deposits Wholesale funding Capital Liquid assets Treasury & Markets Notable Items 1H24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Net interest margin excluding Notable Items, Treasury & Markets. 2 Core NIM and Treasury & Markets comparatives have been revised. 3 Exit refers to Core NIM for the month ended. Core NIM1 Treasury & Markets Notable Items Core NIM 3bps lower Sep-23 Exit Core NIM 1.80%2,3 Mar-24 Exit Core NIM 1.80%3 2 2

NON-INTEREST INCOME 22 NON-INTEREST INCOME BY TYPE ($M)1 827 818 842 232 225 218 409 341 365 61 75 40 140 1,669 1,459 1,465 1H23 2H23 1H24 TRADING INCOME ($M)1 352 329 368 57 12 (3) 409 341 365 1H23 2H23 1H24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Excludes the impact of Notable Items. 2 Derivative valuation adjustment. DVA2 Trading (ex DVA) Fees Wealth Trading Other Businesses sold

1H24 EXPENSES ($M)1 23 4,988 5,244 365 28 5,395 (233) (9) 1H23 2H23 Ongoing expenses Cost reset benefits Investments Impact of businesses sold 1H24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Excludes the impact of Notable Items. 3% increase, up 2% ex businesses sold 5% increase Cost Reset benefits including: • Operating model simplified • Reduced property footprint • Average salary and wages growth • Higher technology costs • Software amort $71m higher • Offset by lower spend

Risk & regulatory Growth & productivity 24 Investment spend lower due to completion of large programs in 2023 Growth and productivity investment • Digital enhancements • Development of the corporate cash management platform • Commencement of UNITE Risk & regulatory • Expansion of scam protection • Data environment simplification INVESTMENT SPEND ($M) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack INVESTMENT SPEND 1 Includes capitalised software, fixed assets and prepayments. 536 492 332 244 868 736 1H23 1H24 Investment spend 1H23 2H23 1H24 Expensed 33% 50% 56% Capitalised1 67% 50% 44% Amortisation expense ($m) 250 371 442 Avg amortisation period (years) 4.5 3.5 3.2 Capitalisation of investment mainly reflects spend on strategic platforms and infrastructure

25 0.20 0.12 0.11 0.12 0.41 0.32 0.39 0.46 0.09 0.23 0.22 0.24 0.62 0.43 0.54 0.54 1.32 1.10 1.26 1.36 Mar-20 Mar-23 Sep-23 Mar-24 AUSTRALIAN MORTGAGE DELINQUENCIES (%) 1.06 1.81 0.77 0.00 1.00 2.00 3.00 4.00 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 AUSTRALIAN UNSECURED DELINQUENCIES (%) 2.86 1.45 0.00 1.50 3.00 4.50 6.00 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 STRESSED EXPOSURES AS A % OF TCE Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack CREDIT QUALITY Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard 30+ day delinquencies 90+ day delinquencies 90+ ex 6 months serviceability hold-out period 30+ day delinquencies 90+ day delinquencies

CAP to credit RWA of 1.38%, up 3bps Mortgage overlays reduced CAP higher • Increased mortgage and consumer finance delinquencies • Less favourable outlook for commercial property prices and interest rates IAP increase included a large single name in the wholesale trade sector 26 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack IMPAIRMENT PROVISIONS $1.4BN ABOVE BASE CASE ($M) Forecasts for base case ECL Base case Downside 2024 2025 Trough/ peak3 GDP growth 1.6% 2.5% (6%) Unemployment 4.5% 4.6% 11% Residential property prices 6.0% 4.0% (27%) Commercial property prices (8.0%) 1.4% (32%) 382 351 461 1,011 1,061 1,231 1,980 2,405 2,478 830 692 720 705 432 260 4,923 4,941 5,135 Mar-23 Sep-23 Mar-24 Overlays Stage 3 IAP Stage 3 CAP Stage 1 CAP Stage 2 CAP

CREDIT IMPAIRMENT CHARGE COMPOSITION ($M) 27 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 76 121 213 (214) (104) (120) 218 222 211 310 19 58 390 258 362 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 Individually Assessed Provisions (IAP) Collectively Assessed Provisions (CAP) Total New IAP Write-backs & recoveries Write-offs direct Other movement in CAP $88m from 3 exposures

CAPITAL ABOVE TOP END OF TARGET OPERATING RANGE 28 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1 Capital deduction and other movements including FX translation impacts. 2 Includes on market share buyback extension of up to $1.0bn and remaining on market share buyback announced in Nov-23. 1 IRRBB: 18bps Data refinement: 11bps Credit quality: (8bps) Lending: (6bps) Share buyback: $1.7bn, (38bps)2 Special dividend: $0.5bn, (11bps) (CET1 Capital ratio %) 12.28 12.38 75bps 17bps 1bps 12.55 12.06 (57bps) (19bps) (49bps) Mar-23 Sep-23 Net profit Dividend RWA Share buyback Other Mar-24 Capital return Mar-24 Pro forma

2H24 CONSIDERATIONS 29 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack The information on this page contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac’s ASX filings, including in its 2024 Interim Report and elsewhere in this presentation. 1 Exit refers to Core NIM for the month of Mar-24. CREDIT QUALITY & BALANCE SHEET • Credit quality sound, expect some deterioration • Retain strong balance sheet settings EXPENSES • Increased investment in UNITE from 2H24 • Lower software capitalisation rate • Inflation impacts moderating • Cost reset to continue REVENUE • System credit growth steady • 1H24 Core NIM 1.80%, Exit 1.80%1 • Mortgage competition continuing, but moderating • Deposits mix impact stabilising, competition risks remain • Higher earnings on capital and hedged deposits

PETER KING CHIEF EXECUTIVE OFFICER

31 AUSTRALIAN ECONOMICS1 H2 2023 2024F 2025F GDP2 1.0 1.6 2.5 CPI2 3.6 3.0 2.7 Unemployment rate3 3.9 4.5 4.6 SOFT LANDING WITH ACTIVITY EXPECTED TO RECOVER • Real household incomes rising • Tax relief from mid 2024 • Modest rise in unemployment expected CONSUMER SPEND 12 MONTHS TO MAR-24 (%)4 UNEVEN IMPACTS FROM SLOWDOWN • Disproportionate affects depending on: − Age − Income − Wealth • Targeted budget relief appropriate Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN ECONOMY: OUTLOOK IMPROVING This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 120. 1 Source: Westpac Economics. 2 H2 2023: Jul-23 to Dec-23 change annualised; 2024F and 2025F: Forecast annual change. 3 End of period. 4 Source: Westpac DataX, Westpac Card Activity. 12 month rolling average, percentage change. 31 -8 -4 0 4 20-24 55-60 Lowest Highest By age By deposit quartile Essential Discretionary

1H24 HIGHLIGHTS DISCIPLINED PERFORMANCE ENHANCED CUSTOMER FOCUS RETURNING SURPLUS CAPITAL STRENGTHENED RISK MANAGEMENT COMMENCED UNITE 32 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

© Westpac Banking Corporation ABN 33 007 457 141 AFSL and Australian credit licence 233714 INVESTOR PRESENTATION AND DISCUSSION PACK FOR THE 6 MONTHS ENDED 31 MARCH 2024 HALF YEAR FINANCIAL RESULTS

CREATING BETTER FUTURES IN 1H24 – SUPPORTING OUR CUSTOMERS, SHAREHOLDERS, EMPLOYEES, COMMUNITY AND ENVIRONMENT

OVERVIEW

SHAREHOLDERS	CUSTOMERS	OUR PEOPLE	COMMUNITY	ENVIRONMENT
$3,342m Net Profit, up 5% on 2H23	**13 million** Customers across the Group	**75** Organisational Health Index, above global median	**$1.7bn** Income tax expense, including the bank levy in 1H24	**83%** Reduction in scope 1 and 2 emissions from our 2021 baseline[6]
$5.6bn $3.1bn dividends and returning $2.5bn capital via on-market share buyback[1]	**#1** Mobile Banking App[2]	**49%** Women in senior leadership[3]	**50-year** Westpac Lifesaver Rescue Helicopter Service partnership	**$2.5bn** Contributed in lending to 23 labelled sustainable finance loans[7]
12.5% Common equity tier 1 capital ratio, comfortably above top of operating target range	**$12bn** in new loans	**35,348** Employees[4]	**$120m** Stopped or recovered in customer scam losses in 1H24	**100%** Sourcing equivalent of 100% of Australian direct electricity demand from renewable energy[7]
10.5% Return on tangible equity, up 44 bps	**$10bn** in new customer deposits	**$2.9bn** Paid to our people	**100** New scholarships awarded in 1H24, 830+ active scholars[5]	**Net-Zero** Banking Alliance emission Agriculture 2030 targets set[7]

1 Includes on market share buyback extension of up to $1.0bn and the $1.5bn on market share buyback announced in Nov-23. 2 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 3 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 4 Full time equivalent at 31 Mar-24. 5 Scholarships awarded by Westpac Scholars Trust, a private charitable trust. Neither the Trust nor the Trustee are part of Westpac Group. Westpac provides administrative support, skilled volunteering and funding for the operational costs of Westpac Scholars Trust. 6 Estimated from Mar-24. 7 Refer to the FY23 Sustainability Index and Datasheet for more information on the definitions of these sectors and additional metrics.

34 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

EARNINGS DRIVERS

3,342 3,194 351 3,525 139 6 63 3,506 (20) (123) (104) (164) 2H23 Notable Items Businesses sold 2H23 ex Notable Items and businesses sold Net interest income Non interest income Expenses Impairment charges Tax & NCI 1H24 ex Notable Items Notable Items 1H24 1H24 NET PROFIT EARNINGS Up 5% Down 1% ex Notable Items and businesses sold AIEA up 2% due to loan growth. Core NIM down 3bps, Treasury & Markets NIM up 3bps Higher software amortisation and technology expenses, average FTE down 5% Higher charge due a small number of new IAPs 36 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack NET PROFIT 2H23 – 1H24 ($M) Hedging items only Provisions for remediation, restructuring costs, asset write-downs and hedging items

EARNINGS

1H24 NET PROFIT

NET PROFIT 1H23 – 1H24 ($M)


Lower trading income, partly offset by higher fee income
Inflation, wage growth, technology expenses and higher software amortisation, average FTE down 7%
Lower CAP charge partly offset by a small number of new IAPs
AIEA up 3% due to loan growth. Core NIM down 9bps, Treasury & Markets NIM up 5bps
4,001
(178)
(111)
3,712
149
(64)
(389)
28
70
3,506
(164)
3,342
Asset sales and hedging items
Hedging items only
Down 6% ex Notable Items and businesses sold
Down 16%
1H23
Notable Items
Businesses sold
1H23 ex Notable Items and businesses sold
Net interest income
Non interest income
Expenses
Impairment charges
Tax & NCI
1H24 ex Notable Items
Notable Items
1H24

37 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

EARNINGS

SINGLE MEASURE OF PERFORMANCE – NET PROFIT AFTER TAX

Westpac uses net profit after tax to assess financial performance at both a Group and segment level

Notable Items are shown separately to clarify underlying operating performance and allocated to the following categories:

- Large items that are not reflective of the Group's ordinary operations which may include:
  - Provisions for remediation, litigation, fines and penalties
  - The impact of asset sales and revaluations
  - The write-down of assets (including goodwill and capitalised software)
  - Restructuring costs
- Hedging items[1,2]:
  - Unrealised fair value gains and losses on economic hedges that do not qualify for hedge accounting
  - Net ineffectiveness on qualifying hedges

Notable Items ($m after tax)	1H23	2H23	1H24
Asset sales and revaluations	256	-	-
Provisions for remediation, litigation, fines and penalties	-	(176)	-
Restructuring costs	-	(140)	-
Asset write-downs	-	(87)	-
Hedging items	(78)	52	(164)
Total Notable Items	**178**	**(351)**	**(164)**

1 Peers disclose these items as 'cash earnings adjustments'. 2 Items unwind to zero over time.

HEDGING ITEMS ($M)


(120)
105
243
(544)
(94)
200
185
233
(78)
52
(164)
1H19
2H19
1H20
2H20
1H21
2H21
1H22
2H22
1H23
2H23
1H24

38 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

COMPOSITION OF GROSS LOANS (% OF TOTAL) 12 63 11 1 8 4 <1 Australian mortgages Australian business Institutional Australian personal New Zealand mortgages New Zealand business/other Other overseas BUSINESS AND INSTITUTIONAL LENDING ($BN) 207 218 3 (1) 0 (1) 220 Mar-23 Sep-23 Australian business New Zealand business WIB Portfolio in run-off Mar-24 MORTGAGES AND PERSONAL LENDING ($BN) 547 559 10 1 (0) 569 Mar-23 Sep-23 Australian mortgages New Zealand mortgages Personal Mar-24 AUSTRALIAN MORTGAGES ($BN) 473 486 30 7 495 (18) (10) Mar-23 Sep-23 New loans ex refinance Net refinance Property sales and others Paydowns Mar-24 COMPOSITION AND MOVEMENT IN LENDING REVENUE 1 A$. Increase in local currency was NZ$1.6 billion. 2 A$. Decrease in local currency was NZ$0.2 billion. $789bn Up 6% Up 1% 2 Charts may not add due to rounding Up 5% Up 2% Up 4% Up 2% 1 39 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

294 308 321 143 141 141 114 116 115 3 75 74 72 2 1 628 641 651 Mar-23 Sep-23 Mar-24 Consumer Business & Wealth WIB New Zealand Other COMPOSITION OF CUSTOMER DEPOSITS (% OF TOTAL) 58 24 18 Households Businesses Institutional CUSTOMER DEPOSITS BY TYPE (%) 29% 29% 29% 34% 33% 34% 18% 18% 17% 9% 9% 9% 11% 11% 11% Mar-23 Sep-23 Mar-24 Term deposits Savings Transaction Mortgage offset NIB deposits CUSTOMER DEPOSITS BY SEGMENT ($BN) CUSTOMER DEPOSIT MOVEMENTS ($BN) 628 641 2 7 (0) 3 (3) 651 Mar-23 Sep-23 Term deposits Savings Tran-saction Mortgage offset NIB deposits Mar-24 COMPOSITION AND MOVEMENT IN DEPOSITS REVENUE 1 Australian offset deposit balances only. 2 Non-interest bearing (NIB). 3 Comparatives have been restated to reflect a reclassification of some transaction and savings deposits into non-interest bearing deposits. 4 A$. Decrease in local currency was NZ $1.0 billion. $651bn Charts may not add due to rounding. 1 2 4 Up 4% Up 2% 2 628 641 651 1 40 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 3 3

NET INTEREST MARGIN (%) 1.83 1.80 0.11 0.14 (0.05) 1.94 4bps 0bps 3bps 1.89 (4bps) (2bps) (1bps) (5bps) 2H23 Loans Customer deposits Wholesale funding Capital Liquid assets Treasury & Markets Notable Items 1H24 Core NIM Treasury & Markets Notable Items AUSTRALIAN DEPOSIT BALANCES4 BY INTEREST RATE BANDS ($BN) 82 111 219 73 78 92 172 162 70 85 150 204 Mar-23 Sep-23 Mar-24 TRACTOR RATE NET INTEREST MARGIN REVENUE 1 Net interest margin excluding Notable Items, Treasury & Markets. 2 Core NIM and Treasury & Markets comparatives have been revised. 3 Exit refers to Core NIM for the month ended. 4 Excludes mortgage offset balances. Prior period numbers have been updated. Composition of NIM (%) 1H23 2H23 1H24 Core NIM2 1.89 1.83 1.80 Treasury & Markets2 0.09 0.11 0.14 Core NIM, Treasury & Markets 1.98 1.94 1.94 Notable Items: Hedging (0.02) 0.00 (0.05) NIM 1.96 1.94 1.89 Capital $55bn: 3yr hedge Deposits $62bn: 4yr hedge 1 3.79% 2.65% 0% 1% 2% 3% 4% 5% Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 3 year swap rate (spot) Blended tractor rate ≤25bps 26≤200bps 201≤400bps 401bps+ 41 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Sep-23 Exit Core NIM 1.80%2,3 Mar-24 Exit Core NIM 1.80%3 2

827 818 842 409 341 365 232 225 218 61 75 40 140 1,669 1,459 1,465 1H23 2H23 1H24 Fees Trading Wealth management Other Businesses sold NET FEE INCOME BY SEGMENT ($M) 827 818 14 39 (3) 842 (13) (13) 1H23 2H23 ConsumerBusiness & Wealth WIB New Zealand Other 1H24 TRADING AND OTHER ($M)2 470 416 39 405 (15) (35) 1H23 2H23 Trading DVA Other 1H24 NON-INTEREST INCOME BY TYPE ($M) NON-INTEREST INCOME1 REVENUE 1 Excluding Notable Items. 2 Excluding businesses sold. 42 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1,529

5,704 5,272 5,395 28 365 (9) (460) (233) 2H23 Notable Items Impact of businesses sold 2H23 ex Notable Items Ongoing expenses Cost Reset benefits Investments 1H24 EXPENSES EXPENSES 2H23 – 1H24 ($M) EXPENSES Up 2% ex Notable Items and businesses sold Cost reset benefits including: • Lower FTE from simpler operating model • Reduced property footprint 43 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Down 5% Average salary and wages growth and higher technology costs Software amort up $71m offset by lower spend

IMPAIRMENT CHARGES ($M) 76 121 213 (214) (104) (120) 218 222 211 310 19 58 390 258 362 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 1H23 2H23 1H24 44 IMPAIRMENT CHARGES AND STRESSED EXPOSURES (BPS) 9 136 -50 50 150 250 350 -20 0 20 40 60 80 100 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1H24 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack 1H24 IMPAIRMENT CHARGE OF $362M IMPAIRMENT CHARGES New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Individually assessed Collectively assessed Total $88m from 3 exposures

CREDIT QUALITY AND PROVISIONS

CREDIT QUALITY

PROVISIONS FOR EXPECTED CREDIT LOSS

TOTAL PROVISIONS FOR EXPECTED CREDIT LOSSES[1] ($M)


Overlay
Stage 1 CAP
Stage 2 CAP
Stage 3 CAP
Stage 3 IAP
5,007
647
791
1,606
1,131
832
4,635
700
845
1,691
947
452
4,923
720
830
1,980
1,011
382
4,941
432
692
2,405
1,061
351
5,135
260
705
2,478
1,231
461
Sep-21
Sep-22
Mar-23
Sep-23
Mar-24
Reduction for risks reflected in modelled provisions
Increase due to less favourable outlook for commercial property prices and interest rates
Partial offset from 2.5% decrease in the downside scenario weight
Increased mortgage and consumer finance 90+ day delinquencies
Increase driven by 3 exposures

EXPECTED CREDIT LOSS (ECL) ($M)


$1.4bn in provisions above the base case ECL
5,135
3,751
7,061
Reported probability-weighted ECL
100% base case ECL
100% downside ECL

Forecasts for base case ECL[2]	Base case		Downside
	2024	2025	Trough / peak[3]
GDP growth	1.6%	2.5%	(6%)
Unemployment	4.5%	4.6%	11%
Residential property prices	6.0%	4.0%	(27%)
Commercial property prices	(8.0%)	1.4%	(32%)

1 Includes provisions for debt securities. 2 Forecast date is 22 February 2024. 3 These key economic indicators represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period.

46 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

KEY RATIOS Mar-23 Sep-23 Mar-24 Provisions to gross loans (bps) 65 63 65 Impaired asset provisions to impaired assets (%) 43 43 47 Collectively assessed provisions to credit RWA (bps) 133 135 138 PROVISIONING TO TCE (%) EXPOSURES AS A % OF TCE PROVISION COVER CREDIT QUALITY Chart does not add due to rounding. 0.67 0.72 0.82 13.16 15.75 16.33 86.17 83.53 82.85 Mar-23 Sep-23 Mar-24 Stage 3 Stage 2 Stage 1 Stage 3 – reflects increased 90+ day mortgage delinquencies Stage 1 and Stage 2 – net shift mostly from Institutional exposures in response to less favourable outlook for commercial property prices and interest rates Mar-23 Sep-23 Mar-24 Stage 1 0.09 0.07 0.07 Stage 2 Non-stressed 1.33 1.21 1.09 Stressed 10.93 8.74 8.84 Stage 3 (non-performing) Not impaired 11.06 11.48 11.44 Impaired 42.81 43.48 46.60 Total 0.40 0.41 0.41 47 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

48 TOTAL COMMITTED EXPOSURE (TCE) BY RISK GRADE AT 31 MARCH 2024 ($M) Standard and Poor’s risk grade1 Australia NZ / Pacific Other overseas Group % of total AAA to AA- 207,397 24,379 21,051 252,827 20% A+ to A- 42,417 5,760 10,625 58,802 5% BBB+ to BBB- 76,922 10,694 8,847 96,463 8% BB+ to BB 82,293 13,893 902 97,088 8% BB- to B+ 51,966 8,752 3 60,721 5% <B+ 7,627 2,554 4 10,185 1% Mortgages 559,719 73,332 - 633,051 51% Other consumer products 26,939 3,576 - 30,515 2% TCE 1,055,280 142,940 41,432 1,239,652 TCE at 30 September 2023 1,040,292 143,751 33,541 1,217,584 Exposure by region2 (%) 85% 12% 3% 100% TOP 10 INSTITUTIONAL EXPOSURES TO CORPORATIONS AND NBFIS3 (% OF TCE) 1.2 1.1 1.1 1.2 Sep-21 Sep-22 Sep-23 Mar-24 TOP 10 EXPOSURES TO CORPORATIONS & NBFIS AT 31 MARCH 2024 ($M)4 0 600 1,200 1,800 2,400 BBB+ A BBB A-A A-A-A-A-AA-Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack PORTFOLIO COMPOSITION CREDIT QUALITY 1 Risk grade equivalent. 2 Region is based on booking office. 3 NBFI is non-bank financial institutions. 4 Institutional counterparties; S&P rating or equivalent. Clearing house membership

0.19 0.13 0.12 0.11 0.12 0.47 0.32 0.32 0.39 0.46 0.21 0.19 0.23 0.22 0.24 0.49 0.43 0.43 0.54 0.54 1.36 1.07 1.10 1.26 1.36 Sep-21 Sep-22 Mar-23 Sep-23 Mar-24 Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard MOVEMENT IN STRESS CATEGORIES (BPS) 126 1 7 2 2 (2) 136 Sep-23 Impaired Non-performing, 90+ days Non-performing, <90 days Sub-standard Watchlist Mar-24 NEW AND INCREASED GROSS IMPAIRED ASSETS ($M) 519 897 222 222 174 550 864 614 208 193 284 FY19 FY20 FY21 FY22 FY23 1H24 1H 2H 1H24 STRESSED EXPOSURES AS A % OF TCE CREDIT QUALITY METRICS CREDIT QUALITY 49 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Includes 1 exposure greater than $50m

CORPORATE AND BUSINESS STRESSED EXPOSURES BY INDUSTRY SECTOR (%) 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 Property Wholesale & retail trade Manufacturing Services Agriculture, forestry & fishing Property & business services Utilities Transport & storage Construction Accommodation cafes & restaurants Mining Mar-23 Sep-23 Mar-24 EXPOSURE AND CREDIT QUALITY BY SECTOR Sector Finance & Insurance1 Property2 Wholesale & retail trade Manufacturing Services3 Agriculture, forestry & fishing Property & business services Utilities Transport & storage Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Mar-24 195.4 82.2 31.1 25.4 24.6 24.3 24.0 20.6 20.5 13.1 11.5 7.6 Sep-237 202.1 80.7 31.0 24.7 26.4 24.1 23.0 18.9 18.3 12.9 10.8 8.1 Stressed (%)5,6 Mar-24 0.1 2.6 5.2 3.1 3.0 5.2 2.8 0.5 1.1 5.7 3.7 5.2 Sep-237 0.1 2.6 3.3 3.1 4.1 4.6 2.9 0.1 1.1 6.9 3.7 5.2 Impaired (%)6 Mar-24 0.0 0.1 0.7 0.6 0.4 0.3 0.5 0.0 0.1 0.6 0.3 0.1 Sep-237 0.0 0.1 0.4 0.4 0.4 0.2 0.5 0.0 0.1 0.6 0.4 0.2 CREDIT QUALITY ACROSS SECTORS CREDIT QUALITY 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE. 7 Prior periods have been restated. 50 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Downgrade of a single name Downgrades across a small number of customers

SECTORS IN FOCUS: COMMERCIAL PROPERTY

CREDIT QUALITY

- Single credit policy, supported by industry sector concentration limits
- Maintained credit standards, with close oversight of portfolio
- Managed by specialist relationship teams, dedicated credit officers and subject matter experts
- Limited risk appetite for lower grade office buildings
- Weighted average LVR for the Australian secured portfolio <50%
- Credit policy maximum LVR at origination 65%[1]
- 81% fully secured[2]

COMMERCIAL PROPERTY EXPOSURES (% OF TCE)


6.2
6.4
6.5
6.6
6.6
Sep-21
Sep-22
Mar-23
Sep-23
Mar-24

COMMERCIAL PROPERTY PORTFOLIO COMPOSITION (TCE) (%)

Sub-sector


21
26
17
16
15
5
Office
Retail
Residential
Industrial
Corporate
Other

	Mar-23[5]	Sep-23[5]	Mar-24
TCE ($bn)	79.8	80.7	**82.2**
% of Group TCE	6.54	6.63	**6.63**
Lending ($bn)	61.9	63.4	**65.2**
Median risk grade (S&P equivalent)	BB-	BB-	**BB-**
% of portfolio graded as stressed[3,4]	2.36	2.62	**2.57**
% of portfolio impaired[4]	0.08	0.08	**0.07**

COMMERCIAL PROPERTY PORTFOLIO COMPOSITION (TCE) (%)

Borrower type


30
8
48
14
Investors & developers <$10m
Developers >$10m
Investors >$10m
Diversified property groups and property trusts

Region[6]


18
13
7
6
3
12
41
NSW & ACT
VIC
QLD
SA, NT & TAS
WA
NZ & Pacific
Institutional

1 Policy exception can be made under limited circumstances. 2 Fully secured is where the exposure is less than 100% of the bank extended value of the security, which is a discount of the market value of the security. 3 Includes impaired exposures. 4 Percentage of commercial property portfolio TCE. 5 Prior periods have been restated. 6 Region is based on booking office.

51 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

SECTORS IN FOCUS: COMMERCIAL PROPERTY – OFFICE

CREDIT QUALITY

COMMERCIAL PROPERTY – OFFICE

	Mar-23[3]	Sep-23[3]	Mar-24
TCE ($bn)	17.8	17.7	**17.0**
% of Group TCE	1.46	1.45	**1.37**
Lending ($bn)	15.0	14.9	**14.9**
Median risk grade (S&P equivalent)	BB-	BB-	**BB-**
% of portfolio graded as stressed[1,2]	2.41	2.35	**2.38**
% of portfolio impaired[2]	0.12	0.10	**0.14**

- Office exposure has reduced to 1.4% of Group TCE in Mar-24 from 2.1% in Sep-20
- Weighted towards premium, A & B grade office assets in major CBD locations
- Specialist property relationship teams manage all office exposures >TCE $10m
- Tightened risk appetite settings for lower grade office assets since start of COVID-19

S&P EQUIVALENT RISK GRADE



A+ to A-
BBB+ to BBB-
BB+ to BB
BB- to B+
<B+
2
4
28
42
24

CONSTRUCTION

	Mar-23[3]	Sep-23[3]	Mar-24
TCE ($bn)	12.2	12.9	**13.1**
% of Group TCE	1.00	1.06	**1.05**
Lending ($bn)	7.5	7.6	**7.6**
% of portfolio graded as stressed[1,2]	6.14	6.85	**5.75**
% of portfolio impaired[2]	0.81	0.61	**0.62**

PORTFOLIO SECURITY COMPOSITION (TCE) (%)



Fully secured
Partially secured
Unsecured
59
17
24

PORTFOLIO BY SUB-SECTOR (TCE) (%)



Building construction
Installation services
Site prep services
Structure services
Completion services
Other services
Non-building construction
21
17
8
5
5
28
16

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated.

52 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Mar-233 Sep-233 Mar-24 TCE ($bn) 10.3 10.8 11.5 % of Group TCE 0.84 0.89 0.93 Lending ($bn) 8.9 9.2 9.8 % of portfolio graded as stressed1,2 4.73 3.70 3.75 % of portfolio impaired2 0.60 0.37 0.34 53 RETAIL TRADE Mar-233 Sep-233 Mar-24 TCE ($bn) 12.4 12.8 12.0 % of Group TCE 1.02 1.05 0.97 Lending ($bn) 7.8 8.4 7.6 % of portfolio graded as stressed1,2 3.87 3.65 4.71 % of portfolio impaired2 0.82 0.59 1.22 PORTFOLIO SECURITY COMPOSITION (TCE) (%) 46 22 32 Fully secured Partially secured Unsecured PORTFOLIO BY SUB-SECTOR (TCE) (%) 52 21 27 Personal and household goods retailing Motor vehicle retailing and services Food retailing ACCOMMODATION, CAFES AND RESTAURANTS PORTFOLIO SECURITY COMPOSITION (TCE) (%) 82 14 4 Fully secured Partially secured Unsecured PORTFOLIO BY SUB-SECTOR (TCE) (%) 38 38 20 4 Accommodation Pubs, taverns and bars Cafes and restaurants Clubs (hospitality) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack SECTORS IN FOCUS: ACCOMMODATION, CAFES AND RESTAURANTS; RETAIL TRADE CREDIT QUALITY 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated.

AGRICULTURE Mar-233 Sep-233 Mar-24 TCE ($bn) 24.1 24.1 24.3 % of Group TCE 1.97 1.98 1.96 Lending ($bn) 20.4 20.7 20.7 % of portfolio graded as stressed1,2 4.10 4.62 5.18 % of portfolio in impaired2 0.25 0.18 0.26 MINING (INCL. OIL AND GAS) Mar-233 Sep-233 Mar-24 TCE ($bn) 8.9 8.1 7.6 % of Group TCE 0.73 0.66 0.61 Lending ($bn) 2.9 2.7 2.7 % of portfolio graded as stressed1,2 2.43 5.20 5.18 % of portfolio in impaired2 0.11 0.16 0.12 AGRICULTURE PORTFOLIO BY SUB-SECTOR (TCE) (%) 28 24 21 10 4 3 3 3 11 2 Dairy Beef & sheep Grain Horticulture Services to agriculture Cotton Viticulture Forestry & logging Fishing & aquaculture Poultry Other MINING PORTFOLIO BY SUB-SECTOR (TCE) (%) 26 28 17 17 1 11 Oil and gas Metal ore Iron ore Mining services Coal Other SECTORS IN FOCUS: AGRICULTURE; MINING CREDIT QUALITY 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated. 54 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

AUSTRALIAN CONSUMER FINANCE PORTFOLIO1 AUSTRALIAN CONSUMER FINANCE 90+ DELINQUENCIES (%) 0.73 2.46 3.60 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Credit cards Personal loans Auto finance AUSTRALIAN CONSUMER FINANCE PORTFOLIO ($BN)1 6.5 2.3 2.2 11.0 6.5 2.2 1.6 10.3 6.5 2.2 1.2 9.9 Credit cards Personal loans Auto finance (consumer) Total consumer finance Mar-23 Sep-23 Mar-24 CREDIT CARD ACCOUNTS PAYING MINIMUM REPAYMENT (%)2 4.81 4.65 4.20 4.22 3.97 4.08 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 AUSTRALIAN CONSUMER FINANCE CREDIT QUALITY 1 Excludes margin lending. 2 Minimum repayment over at least six consecutive months. Minimum repayment defined as <=5% of each months statement cycle balance. 2 In run-off 55 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack Mar-23 Sep-23 Mar-24 Lending ($bn) 11.0 10.3 9.9 As a % of Group loans 1.5 1.3 1.3 30+ day delinquencies (%) 2.98 2.48 2.86 90+ day delinquencies (%) 1.58 1.32 1.45

MORTGAGE CREDIT QUALITY

AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION

Australian mortgage portfolio	Mar-23 balance	Sep-23 balance	Mar-24 balance	1H24 flow[1]
Total portfolio ($bn)	472.7	485.6	495.2	**51.0**
Owner occupied (OO) (%)	66.4	67.1	67.8	**67.8**
Investment property loans (IPL) (%)	32.2	31.6	31.0	**32.1**
Portfolio loan/line of credit (LOC) (%)	1.4	1.3	1.2	**0.0**
Variable rate / Fixed rate (%)	67/33	76/24	85/15	**99/1**
Interest only (I/O) (%)	13.3	12.8	12.3	**15.8**
Proprietary channel (%)	51.5	50.8	49.7	**38.6**
First home buyer[2] (%)	10.8	10.8	11.3	**13.7**
Mortgage insured (%)	14.2	13.1	12.6	**6.5**
	Mar-23	**Sep-23**	**Mar-24**	**1H24 flow[1]**
Average loan size[3] ($'000)	292	301	309	**495**
Customers ahead on repayments including offset account balances (%)				
By accounts[4]	79	79	80	
By balances[4]	73	75	77	

OWNER OCCUPIED / INVESTMENT PROPERTY LOANS AS A % OF THE AUSTRALIAN MORTGAGE PORTFOLIO



OO
IPL5
49 55 56 57 58 60 64 66 67 68
45 39 40 39 39 37 34 33 33 32
Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Mar-24

PORTFOLIO BY INTEREST RATE TYPE (% BY BALANCES)



Variable
Fixed
28 38 37 24 15 1
72 62 63 76 85 99
Sep-20 Sep-21 Sep-22 Sep-23 Mar-24 1H24 Flow

1 Flow is new mortgages settled in the 6 months ended 31 March 2024. 2 First Home Buyer % restated due to data reclassification. 3 Includes amortisation. Calculated at account level, where split loans represent more than one account. 4 Customers ahead on repayments have been restated to reflect changes in determining account limits when calculating prepayment amounts. 5 IPL includes Line of Credit.

56 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

BY PRODUCT AND REPAYMENT TYPE (%) 2 10 22 3 64 1 10 21 2 65 1 10 21 2 65 0 12 21 3 64 LOC IPL-I/O IPL-P&I OO-I/O OO-P&I Mar-23 (Portfolio) Sep-23 (Portfolio) Mar-24 (Portfolio) 1H24 Flows DEBT-TO-INCOME >=6X AT ORIGINATION (%) 17.5 21.1 27.3 28.9 22.7 10.6 7.1 6.5 17.6 18.1 20.6 24.4 21.9 11.3 7.7 8.1 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Dec-23 Major banks ex Westpac Westpac AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION MORTGAGE CREDIT QUALITY Source: APRA, Westpac. Charts may not add to 100 due to rounding 57 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack BY INSURANCE PROFILE1 (%) 13 6 81 Insurance not required (Low risk profile including loans <80% LVR) Not insured >80% LVR (Policy for certain professionals and Westpac staff) Insured2 (>80% LVR) BY YEAR OF ORIGINATION (% OF TOTAL BOOK) 12 4 4 4 4 4 6 15 18 23 5 Pre-2015 2016 2018 2020 2022 2024 Calendar year 1 In 2H21 Westpac Lender’s Mortgage Insurance Limited was sold to Arch Capital Group. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 2 Includes loans where LMI applies to >70% LVR loans, for example, single industry towns.

25 20 36 12 7 0 22 17 42 12 6 1 64 15 12 6 1 0.5 0.6 0 10 20 30 40 50 60 70 80 90 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 1H24 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR LOAN-TO-VALUE RATIOS (%) SERVICEABILITY ASSESSMENT CREATES A BUFFER FOR BORROWERS APPLICANT GROSS INCOME BAND (1H24 DRAWDOWNS, % BY APPROVED LIMITS) AUSTRALIAN MORTGAGE PORTFOLIO LOAN-TO-VALUE RATIOS (LVRS) MORTGAGE CREDIT QUALITY 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. Charts may not add to 100 due to rounding N/A 1 3 5 7 9 20 44 12 1 2 5 6 14 53 18 <75k 75k to 100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment Property • Loans are assessed at the higher of: − The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%; or − The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria including LVR, bureau score and repayment amounts • Interest only (I/O) loans: Assessed based on the residual principal and interest (P&I) term using the applicable P&I rate, plus a 3.0% buffer • New fixed rate loans: Assessed on the variable rate to which the loan will revert after the fixed period, plus a buffer Australian mortgage portfolio LVRs Mar-23 balance Sep-23 balance Mar-24 balance Weighted averages2 LVR at origination (%) 72 72 71 Dynamic LVR1 (%) 51 50 49 LVR of new loans3 (%) 68 67 70 58 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

MORTGAGE CREDIT QUALITY

AUSTRALIAN MORTGAGE PORTFOLIO REPAYMENT BUFFERS

CUSTOMERS AHEAD ON REPAYMENTS[1] (% BY ACCOUNTS)



33
14
18
16
18
1
>2yrs
>6mths <2yrs
<6 mths
< 1 mth
On time
Behind

OFFSET ACCOUNT BALANCES[2] ($BN)



39
41
46
51
53
57
60
Sep-18
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
Mar-24

CUSTOMERS AHEAD ON REPAYMENTS[1] (% BY BALANCES)



Mar-23
Mar-24
1 2
25 21
20 19
19 20
13 15
21 23
Behind
On time
< 1mth
< 6mths
>6mths to <2yrs
>2yrs
Loans 'on time' and <1mth ahead
45
18
7
12
8
41
16
5
6
13
Mar-23
Mar-24
Investment property loans – (generally maintain higher balances for tax purposes)
Accounts opened in the last 12 months
Structural restrictions on repayments e.g. fixed rate
Residual – <1 month repayment buffer

Charts may not add due to rounding

BUFFER TO BALANCE RATIO[3] (%)

Buffer =
Current Limit - Outstanding Balance + Offset Balance



18.5
19.0
19.4
19.4
19.4
Sep-20
Sep-21
Sep-22
Sep-23
Mar-24

1 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due. Customers ahead on repayments have been restated to reflect changes in determining account limits when calculating prepayment amounts. 2 Includes RAMS from Sep-20 onwards. 3 Excludes Line of Credit. The Buffer to Balance ratio has been restated to reflect changes in determining account limits when calculating prepayment amounts.

59 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

• Approx. $146bn of fixed-rate loans have expired or refinanced onto higher rates since 1 October 2021 • $76bn in fixed-rate loans remain outstanding − Average fixed period for the remaining fixed-rate portfolio 2.9 years • $31bn fixed rate loans expiring in 2H24, with an average fixed rate of 3.9%1 • Most remaining fixed rate borrowers are well placed to manage higher repayments − 51% also have a variable rate loan 0.7 1.1 0.3 0.5 1.8 1.9 1.0 1.1 1.5 1.8 0.9 1.1 Sep-23 Mar-24 Sep-23 Mar-24 Fixed Variable Total 60 FIXED RATE MORTGAGE EXPIRY SCHEDULE ($BN PER MONTH) PORTFOLIO BY INCOME BAND (%) PORTFOLIO BY DYNAMIC LVR3 (%) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO FIXED-RATE LOANS MORTGAGE CREDIT QUALITY 1 On a balance weighted basis. 2 Scheduled expiry for 6 months to Mar-24 was $39bn. Actual expiry $37bn. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. PORTFOLIO ARREARS (%) 30+ Delinquency 90+ Delinquency Charts may not add due to rounding 17 24 19 40 13 20 19 49 13 20 19 48 <$100k >$100k - $150k >$150k - $200k >$200k Fixed Variable Total 0.0 1.0 2.0 3.0 4.0 5.0 0.0 2.0 4.0 6.0 8.0 10.0 12.0 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Fixed rate balances ($bn, lhs) Average fixed period (years, rhs) 64 29 5 1 0.4 64 27 6 2 0.7 64 28 6 2 0.6 0-60 >60-80 >80-90 >90-100 >100 Fixed Variable Total Expired2 Yet to expire >Sep-25 19 20 19 51 37 31 21 13 10 Fixed rate expiry for the 6mths to ($bn)

61 CREDIT POLICY AT MARCH 2024 Income • Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYG payment summaries or ATO Income Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses Credit Score & Credit Bureau • Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required Expenses • Assessed as the higher of a borrower’s HEM1 comparable expenses or HEM plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment For serviceability assessment, loans are assessed at the higher of: The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%, or The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria • For I/O loans, serviceability is assessed on a P&I basis over the residual term • New fixed rate loans assessed on the variable rate to which the loan will revert after fixed period, plus a buffer • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; >7x referred for manual credit assessment where LVR >80% • Credit card repayments assessed at 3.8% of limit or balance whichever is higher Genuine savings deposit requirements • Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90%). Any Home Owner Grants are not considered genuine savings Security • LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas, generally capital city CBD’s and properties in towns heavily reliant on a single industry, e.g. mining, tourism LMI • Mortgage insurance for higher risk loans, such as LVRs >80%. Special package policy waivers apply for certain professionals and Westpac Group staff Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO UNDERWRITING MORTGAGE CREDIT QUALITY 1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute.

Australian mortgage portfolio Mar-23 Sep-23 Mar-24 90+ day delinquencies (bps): Total portfolio1 inc. impaired mortgages 73 86 106 Owner occupied loans 69 84 106 Investment property loans 75 85 99 Principal & interest loans 74 89 109 Interest only loans 47 54 68 30+ day delinquencies total portfolio (bps) 139 154 181 Mar-23 Sep-23 Mar-24 Customers in hardship2 including 6mth serviceability period (by balances, bps) 50 71 105 Consumer properties in possession (number) 227 210 190 Impaired mortgages (by balances, bps) 6 6 7 Mortgage losses net of insurance ($m, for 6 months ending) 11 21 20 Annual mortgage loss rate3 (bps) 0.5 0.7 0.8 30+ DAY AND 90+ DAY DELINQUENCIES (%) 1.06 0.77 1.81 0.0 1.0 2.0 3.0 4.0 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 90+ day delinquencies 90+ dpd excl. 6 months serviceability hold-out period 30+ day delinquencies 90+ DAY DELINQUENCIES BY VINTAGE (%) 0.0 1.0 2.0 3.0 4.0 0 6 12 18 24 30 36 42 48 54 60 FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 AUSTRALIAN MORTGAGE PORTFOLIO PERFORMANCE MORTGAGE CREDIT QUALITY 1 Total portfolio includes Line of Credit loans. 2 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. 3 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending. COVID-19 deferrals Months on book 62 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

41 29 15 8 7 NSW/ACT VIC/TAS QLD WA SA/NT 63 HARDSHIP1 BALANCES BY SUPPORT SOLUTION (% OF PORTFOLIO) 34 55 10 1 Reduced repayments (temporarily) No repayments (temporarily) Capping of arrears (arrears capitalised into the principal owed, repayments are recalculated) Other (may include standalone term extension or other tailored solution) HARDSHIP1 BALANCES (% OF PORTFOLIO) 1.05 0.00 0.50 1.00 1.50 2.00 2.50 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Non-COVID-19 support COVID-19 support . Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO PERFORMANCE MORTGAGE CREDIT QUALITY 1 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. 2 Improvements in data quality have reduced solutions recorded as “other” over 1H24. PORTFOLIO BY STATE (%) 90+ DAY DELINQUENCIES BY STATE (%) 0.0 1.0 2.0 3.0 4.0 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 ALL NSW/ACT VIC/TAS QLD WA SA/NT 2

MORTGAGE CREDIT QUALITY

AUSTRALIAN MORTGAGE PORTFOLIO INTEREST ONLY AND INVESTMENT PROPERTY LENDING

INTEREST ONLY (I/O) LENDING BY DYNAMIC LVR[1] AND INCOME BAND (% OF TOTAL I/O LENDING)

Applicant gross income bands


61
35
22
4
29
18
10
1
10
6
3
<$100k
$100k – $250k
>$250k
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Chart does not add due to rounding

INVESTMENT PROPERTY PORTFOLIO BY NUMBER OF PROPERTIES PER CUSTOMER (%)


69
22
5
2
1
1
1
2
3
4
5
6+

SCHEDULED I/O TERM EXPIRY[2] (% OF TOTAL I/O LOANS)

I/O portfolio $60bn (12% of portfolio) at 31 March 2024


17
16
15
16
19
16
0.3
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Investment property lending (IPL) portfolio		Mar-23	Sep-23	Mar-24
Investment property loans ($bn)		151	152	**153**
Weighted averages	LVR of IPL loans at origination (%)	71	70	**70**
	LVR of new IPL loans in the period (%)	69	68	**70**
	Dynamic LVR[1] of IPL loans (%)	51	50	**49**
Average loan size[3] ($'000)		330	337	**343**
Customers ahead on repayments including offset accounts[4] (%)		64	65	**67**
90+ day delinquencies (bps)		75	85	**99**
Annualised loss rate (net of insurance claims) (bps)		0.8	1.5	**1.7**

1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Based on outstanding balance. Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Customers ahead on repayments have been restated to reflect changes in determining account limits when calculating prepayment amounts.

64 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

65 MORTGAGE PORTFOLIO LVR4 (% OF PORTFOLIO) 51.8% 20.5% 19.7% 5.5% 2.5% 0<=60 60<=70 70<=80 80<=90 90+ BUSINESS STRESSED EXPOSURES TO BUSINESS TCE (%)5 Mortgage portfolio Sep-23 Mar-24 Total portfolio (NZ$bn)1 65.8 67.4 Owner occupied (%) 74.1 74.4 Investment property loans (IPL) (%) 25.9 25.6 Broker introduced (%) 51.9 53.0 Proprietary channel (%) 48.1 47.0 Fixed/ variable split (%) 91/9 90/10 Interest only (I/O) (%) 16.5 16.0 Origination LVR 80–90% (%) 9.0 9.2 Origination LVR >90% (%) 2.9 3.1 Mortgage 90+ day delinquencies (%) 0.33 0.47 Mortgage 30+ day delinquencies (%) 0.71 0.92 Unsecured consumer portfolio (NZ$bn)2 1.2 1.2 MORTGAGE 90+ DAY DELINQUENCIES3 (%) 0.47 0.0 0.2 0.4 0.6 0.8 1.0 Mar-16 Mar-18 Mar-20 Mar-22 Mar-24 UNSECURED CONSUMER 90+ DAY DELINQUENCIES3 (%) 0.96 0.0 1.0 2.0 3.0 Mar-16 Mar-18 Mar-20 Mar-22 Mar-24 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack NEW ZEALAND MORTGAGE AND CONSUMER PORTFOLIOS NEW ZEALAND CREDIT QUALITY 1 Mortgage portfolio indicates gross loans. 2 Unsecured consumer portfolio indicates outstanding balance. 3 In May-19 we made changes to the reporting of customers in hardship to align to the method used by APRA. 4 LVR based on current loan property value at latest credit event. 5 Chart may not add due to rounding. 92% of mortgage portfolio has an LVR less than 80% 0.1 0.1 0.2 0.3 0.3 0.3 1.9 2.1 2.1 2.2 2.5 2.5 Mar-23 Sep-23 Mar-24 Watchlist & substandard Non-performing, not impaired Impaired

NON-CREDIT RISK MANAGEMENT

TARGET STATES MEASURES OF PROGRESS CORE PROGRAM DRIVING STRONGER RISK GOVERNANCE, ACCOUNTABILITY AND RISK CULTURE CORE 1 Employee survey. This survey is conducted annually, with next results to be reported in September 2024. 2 Number of open issues. 3 Internal rating out of 5. 4 % Gold Milestones across the Group portfolio (excl NZ). We are a well-run business where risk is actively managed A simplified organisational construct with clear accountabilities Three lines of defence is understood and embedded Our people understand risks and proactively manage them We’re known for execution excellence and getting it done 1 2 3 4 5 67% 82% Sep-20 Mar-24 Issues raised by first line risk management 233 111 Sep-20 Mar-24 High-rated issues2 2.64 4.51 Sep-20 Mar-24 Improved data quality management3 89% 94% Sep-20 Sep-23 “Clear in how expected to manage risks”1 69% 77% Sep-20 Sep-23 “People constructively challenge…”1 10.8% 8.0% Sep-20 Mar-24 Key controls requiring improvement 63% 71% Sep-20 Sep-23 “Jobs…are designed to have clear objectives and accountabilities…”1 “…organisational structure helps create clear accountability”1 Transformation project milestones4 delivered on time 95% 79% Sep-20 Mar-24 67 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

SYSTEM SECURITY DATA 68 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack CYBER SECURITY – A LAYERED DEFENCE CYBER RISK 1 1 No system can be 100% effective, systems are susceptible to human error and significant third-party risks. Cyber threats are continually evolving. Information should be read in conjunction with the Annual Report FY23 pages 27 and 47. EMPLOYEES Controls underpin who we hire; how we grant access; and how we monitor system use SUPPLIERS Security reviews, limited access to systems and data, and continual performance monitoring SYSTEM SECURITY Integrated approach to security of our systems, e.g. design reviews, patching and secure development CUSTOMERS Dedicated controls to help protect customers from fraud, including multi-factor authentication CORE SECURITY Core security capabilities across all systems, e.g. malware prevention, firewalls, email security MONITORING, INTELLIGENCE AND NETWORKS 24/7 monitoring of attacks and control weaknesses. Threat detection supported by cyber threat intelligence and information sharing partnerships MONITORING, CYBER INTELLIGENCE & PEER NETWORKS

69 SCAM AND DIGITAL FRAUD DETECTION (%)2 DYNAMIC CVC USERS3 1H24 SNAPSHOT Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack PROTECTING CUSTOMERS FROM FRAUD AND SCAMS1 FRAUD & SCAMS 1 Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in the section titles ‘Risk factors’ in the FY23 Annual Report. 2 Detection rate indicates the percentage of cases Westpac triggers alerts for. 3 Monthly average. 0% 2% 4% 6% 8% 10% 12% 14% 0 5 10 15 20 25 30 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Average daily users (LHS) Usage rate of eligible transaction (RHS) 55 71 66 74 62 75 Scam Fraud FY22 FY23 1H24 SaferPay launched helping protect customers from scams Launched Scam-Safe Accord with other Australian banks Customer scam losses 32% lower compared to 1H23 Top scams driving customer losses: investment, business email, remote access, romance and buying and selling scams >50% lower fraud vs cards with static CVC

LAUNCHED SAFERPAY TO HELP PROTECT CUSTOMERS FROM SCAMS 70 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack FRAUD & SCAMS Potential scam identified using AI Transaction checked with customer Suspicious transaction blocked

BROAD SUITE OF SECURITY PROTECTION MEASURES

FRAUD & SCAMS

SaferPay launched, prompting customers to provide more information for high scam risk transactions

Westpac Verify alerts customers to potential scams through risk indicators when adding new payees in digital banking

Real-time blocking of questionable online merchants

Saved $68m for 810,000 customer scam incidences in 1H24

Launched Scam-Safe Accord with other Australian banks

Enhancing protection for customers

Biometric onboarding reduces identity theft, fraud and promotes digital usage

Saved $11m in averted fraud losses in 1H24

Dynamic CVC generates a new CVC every 24 hours

>50% lower fraud vs cards with static CVC

Call-stop measures added 94,000 Westpac numbers to the 'Do Not Originate' list preventing scammers from impersonating our phone numbers

Advanced customer behavioural tools combatting remote access scams

Saved customers $11m in averted scam losses 1H24

Cryptocurrency blocks for payments to certain high-risk currency exchanges

71 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

PREVENTION MEASURES DRIVING DOWN CUSTOMER LOSSES

FRAUD & SCAMS

INVESTED OVER $100M IN DETECTION AND PREVENTION MEASURES SINCE FY21, SAVING CUSTOMERS OVER $520M IN FRAUD AND SCAM LOSSES


Introduction of cryptocurrency block triggered spike following discovery and disruption of many ongoing scams
Introduction of Westpac Verify
Introduction of cryptocurrency blocks
'Callstop' initiative launched and expanded in partnership with telcos
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Number of cases
Net customer loss

72 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

CAPITAL, FUNDING AND LIQUIDITY

CAPITAL, FUNDING AND LIQUIDITY

CET1 CAPITAL RATIO 12.55%

LEVEL 2 CET1 CAPITAL RATIO MOVEMENTS (%, BPS)



12.38
75
(57)
17
(19)
1
12.55
(49)
12.06
Share buyback: $1.7bn, (38bps)
Special dividend: $0.5bn, (11bps)
IRRBB: 18bps
Data refinement: 11bps
Credit quality: (8bps)
Lending: (6bps)
Sep-23
Net profit
2H23 dividend
RWA
Share buyback
Other1
Mar-24
Capital return2
Mar-24 Pro forma

Key capital ratios (%)	Mar-23	Sep-23	Mar-24
Level 2 CET1 capital ratio	12.3	12.4	**12.5**
Additional Tier 1 capital ratio	2.2	2.2	**2.5**
Tier 1 capital ratio	14.5	14.6	**15.0**
Tier 2 capital ratio	5.3	5.9	**6.4**
Total regulatory capital ratio	19.8	20.5	**21.4**
Risk weighted assets (RWA) ($bn)	453	451	**444**
Leverage ratio	5.5	5.5	**5.5**
Level 1 CET1 capital ratio	12.5	12.6	**12.8**
Internationally comparable ratios[3]			
Leverage ratio (internationally comparable)	5.9	6.0	**6.0**
CET1 capital ratio (internationally comparable)	18.1	18.7	**18.6**

1 Capital deductions and other items including FX translation impacts. 2 Includes on market share buyback extension of up to $1.0bn and remaining on market share buyback announced in Nov-23. 3 Internationally comparable methodology references the Australian Banking Association (ABA) study on the comparability of APRA's new capital framework and finalised reform released on 10 March 2023.

74 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

RISK WEIGHTED ASSETS1 (RWA) ($BN) 452.9 451.4 3.0 2.2 0.0 444.4 (0.3) (4.0) (0.8) (0.3) (6.5) (0.2) Mar-23 Sep-23 Credit quality Lending Counter-party credit and MTM risk Data refinement FX translation Market risk IRRBB Operational risk Other Mar-24 IRRBB RWA1 ($BN) (4) 21 13 16 8 14 17 17 20 21 2 5 5 5 5 11 43 35 40 34 0.52 4.05 3.41 4.26 3.79 -4.00 -3.00 -2.00 -1.00 0.00 1.00 2.00 3.00 4.00 -10 0 10 20 30 40 50 60 Sep-21 Sep-22 Mar-23 Sep-23 Mar-24 Embedded loss/(gain) Repricing and yield curve risk Optionality and basis risk 3y Swap rate (in %) RISK WEIGHTED ASSETS CAPITAL, FUNDING AND LIQUIDITY 1 Chart may not add due to rounding. 2 Mark to market (MTM). 2 Down $7.1 bn or 1.6% Credit RWA flat1 See below 75 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

REGULATORY CAPITAL CHANGES Implementation Change Details Expected impact on the Group’s capital ratios 2024 Additional Tier 1 Capital • In September 2023, APRA released a discussion paper to explore options for, and seek feedback from stakeholders on improving the effectiveness of Additional Tier 1 capital in Australia. APRA is expected to consult further in the first half of calendar year 2024 2025 1 Jan 2026 APS117 – IRRBB APS116 – Market Risk • Currently standardising aspects of the calculation of IRRBB capital to reduce volatility over time and variation between ADIs • APRA is yet to commence consultation on Fundamental Review of the Trading Book 1 Jan 2024 and 1 Jan 2026 Loss Absorbing Capacity (LAC) • Total capital ratio requirement: − Current 16.75% − 1 January 2026 18.25% Current and finalised by 1 Jul 2028 RBNZ Capital Review • D-SIBs1 total capital requirements increasing to 18% by 1 July 2028. Includes Tier 1 capital requirement of 16% of which 13.5% must be CET1 capital CAPITAL, FUNDING AND LIQUIDITY 1 Domestically systemically important bank (D-SIB). 76 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

INTERNATIONALLY COMPARABLE CAPITAL RATIO RECONCILIATION[1]

CAPITAL, FUNDING AND LIQUIDITY

APRA's capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. The following details the adjustments and how Westpac's APRA CET1 capital ratio aligns to an internationally comparable ratio:

Westpac's CET1 capital ratio (APRA basis)		**12.5**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.0
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.6
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.7
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	1.4
RWA scaling factor	APRA applies a scaling factor to all Advanced IRB[2] credit RWAs. The BCBS does not apply this scalar	0.9
Property finance	APRA applies an additional scaling factor to property finance RWA. The BCBS does not apply this scalar	0.3
Residential mortgages	APRA applies scaling factors to mortgage RWAs for higher risk segments such as interest only and investor mortgages and applies a standardised risk weight to certain mortgages. The BCBS does not apply this treatment	1.9
Non-retail Loss Given Default (LGD)	Non-retail LGD's under the Foundation IRB (F-IRB) and Advanced IRB approaches differ from the BCBS	(0.3)
New Zealand	APRA requires New Zealand RWAs to be largely calculated in accordance with the RBNZ rules. The RBNZ rules are more conservative than BCBS	0.6
Internationally comparable CET1 capital ratio		**18.6**
Internationally comparable Tier 1 capital ratio		**21.8**
Internationally comparable total regulatory capital ratio		**30.4**

1 Internationally comparable methodology references the ABA study on the comparability of APRA's new capital framework and finalised reform released on 10 March 2023. 2 Internal ratings-based approach (IRB).

77 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

China Merchants Bank Norinchukin Bank ICBC China Construction Bank BBVA Bank of China Rabobank Agricultural Bank of China Intesa Sanpaolo Lloyds ANZ Westpac, 5.95% HSBC Unicredit Nordea UBS CBA Danske Bank Mitsubishi UFJ Barclays ING Group NatWest Sumitomo Mitsui BPCE Commerzbank BNP Paribas Standard Chartered Santander Deutsche Bank Mizuho FG Royal Bank of Canada Toronto Dominion Bank Scotiabank Societe Generale CIBC Bank of Montreal Credit Agricole SA 0% 2% 4% 6% 8% ANZ Danske Bank Nordea CBA Westpac, 18.55% Norinchukin Bank NAB Rabobank Unicredit BPCE HSBC Morgan Stanley ING Group Lloyds JPMorgan Chase UBS Goldman Sachs Commerzbank Royal Bank of Canada Intesa Sanpaolo Standard Chartered Sumitomo Mitsui Barclays Deutsche Bank BNP Paribas Toronto Dominion Bank Citigroup NatWest China Merchants Bank ICBC Societe Generale BBVA CIBC China Construction Bank Scotiabank Bank of Montreal Wells Fargo Santander Credit Agricole SA Mizuho FG Bank of America Bank of China Mitsubishi UFJ Agricultural Bank of China 0% 5% 10% 15% 20% COMMON EQUITY TIER 1 RATIO1 (%) 78 LEVERAGE RATIO (%) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack WELL PLACED ON INTERNATIONALLY COMPARABLE CAPITAL, FUNDING AND LIQUIDITY 1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided enough to estimate. Based on company reports/presentations. Ratios are at 31 December 2023, except for China Construction Bank and ANZ which are at 30 September 2023, Bank of Montreal, Toronto Dominion Bank, Royal Bank of Canada, CIBC and Scotiabank which are at 31 January 2024, and National Australia Bank and Westpac which are at 31 March 2024. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017 and has therefore been excluded.

CAPITAL, FUNDING AND LIQUIDITY

LOSS-ABSORBING CAPACITY AND TIER 2 CAPITAL

LOSS-ABSORBING CAPACITY (LAC)

- Westpac is well progressed to meet APRA's final LAC requirement of an additional 4.5% of RWA by 1 January 2026
- To date this has been met through Tier 2 capital, which is now 6.42%
- The Group expects to run a buffer in Tier 2 capital above the final LAC requirement

Tier 2 and LAC requirements (%)



Tier 2
LAC
6.4
5.0
3.0
2.0
6.5
4.5
2.0
Westpac[1] March 2024
January 2024 Requirements
January 2026 Requirements

TIER 2 PROFILE[1,2,3] (NOTIONAL AMOUNT, A$BN)



Westpac New Zealand Limited (WNZL)
Westpac Banking Corporation (WBC)
WBC
WNZL
Issuance
First optional redemption date[3]/Maturities
2.2
6.2
0.5
5.2
0.6
2.9
2.7
1.4
2.3
3.3
0.6
3.1
1.8
0.6
1.9
14.6
FY20
FY21
FY22
FY23
1H24
2H24
FY25
FY26
FY27
FY28
FY29
>FY29

TIER 2 CAPITAL (%)

By format[1,2,3] (notional amount)



23
77
Callable
Bullet

By currency[1,2] (notional amount)



62
22
2
6
4
2
2
USD
AUD Domestic
AUD EMTN
EUR
NZD
JPY
SGD

1 Includes Westpac New Zealand Limited (WNZL). WNZL Tier 2 does not count for APRA Tier 2 or LAC requirements. 2 Represents A$ equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 28-Mar-24 for redemptions/maturities. Securities in callable format profiled to first call date. Securities in bullet format profiled to maturity date.
3 Any early redemption would be subject to prior written approval from APRA, which may or may not be provided.

79 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

• Focus on stable funding sources • Customer deposits provide 66% of total funding, or 71% excluding equity • Additional 22% from stable sources of long-term wholesale and equity 65 66 66 7 8 7 0.4 0.4 0.7 10 10 10 5 4 4 6 6 6 7 6 6 Mar-23 Sep-23 Mar-24 80 NET STABLE FUNDING RATIO (%) 115 114 0.0 1.9 0.2 (0.5) (1.3) (1.4) Sep-23 Capital Retail/ SME Deposits Wholesale funding Liquids and other Loans TFF run-off and impact of APS 112 Mar-24 CUSTOMER DEPOSITS AND NET LOANS ($BN) 628 641 651 750 773 785 83.7 82.9 82.9 Mar-23 Sep-23 Mar-24 FUNDING BY RESIDUAL MATURITY (%) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack FUNDING COMPOSITION CAPITAL, FUNDING AND LIQUIDITY 1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, available-for-sale securities and cash flow hedging reserves. 3 Other includes derivatives and other assets. Charts may not add to 100 due to rounding Wholesale offshore >1yr Wholesale onshore <1yr1 Wholesale onshore >1yr Wholesale offshore <1yr1 Securitisation Equity2 Customer deposits Customer deposits Net loans Customer deposits to net loans ratio (%) Customer deposits 71% of total funding excluding equity 3

CAPITAL, FUNDING AND LIQUIDITY

LONG TERM WHOLESALE FUNDING PROFILE

TERM DEBT ISSUANCE AND MATURITY PROFILE[1] ($BN)



Issuance
Maturities
31
34
31
18
35
12
43
35
20
21
8
33
33
27
27
13
26
FY18
FY19
FY20
FY21
FY22
FY23
1H24
2H24
FY25
FY26
FY27
FY28
FY29
>FY29
Funding for Lending Programme (NZ)
Term Funding Facility (Aus)
Tier 2 capital
Senior/Securitisation
AT1 capital
Covered bonds

- $19.8 billion in new term issuance in 1H24
  - Well diversified across currencies, programs and tenors, benefiting from constructive credit markets
  - Strong AUD liquidity conditions continued in 1H24
  - SEC registration remains a key advantage in US$ market access
- Well managed Group maturity profile
  - Term Funding Facility drawdowns managed to support a smooth LCR profile
  - Limited remaining Term Funding Facility drawdowns, expected to be refinanced within normal funding capacity

TERM FUNDING FACILITY (TFF) MATURITIES ($BN)



Westpac
Total eligible banks
2
4
3
27
3
65
Apr-24
May-24
Jun-24

Source: Westpac, RBA

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for Additional Tier 1 capital instruments and callable Tier 2 capital instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided. Maturities exclude securitisation amortisation.

81 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

By program (%) By currency (%) 82 LONG TERM WHOLESALE FUNDING BACK BOOK1,2 (%) 53 23 17 7 Senior bonds Covered bonds Tier 2 capital AT1 capital 0 20 40 60 30 41 21 2 3 3 0 20 40 60 AUD USD EUR GBP NZD Other INDICATIVE WHOLESALE FUNDING COSTS (SPREAD ABOVE 3MTH BBSW) 1H24 TERM DEBT ISSUANCE1 (%) 63 2 13 14 9 Senior bonds Covered bonds RMBS Tier 2 capital Additional Tier 1 capital 56 42 21 AUD USD EUR Other 17 17 38 28 2 years 3 years 5 years >5 years Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack LONG TERM WHOLESALE FUNDING DIVERSIFICATION CAPITAL, FUNDING AND LIQUIDITY 1 Charts may not add due to rounding. Data excludes Term Funding Facility and Funding for Lending Program. 2 Back book data excludes Securitisation. By program (%) By currency (%) By tenor (%) 50 54 72 82 91 36 54 78 91 103 0 50 100 150 1 year 2 year 3 year 4 year 5 year AUD 31-Mar-24 AUD 30-Sep-23 USD 31-Mar-24 USD 30-Sep-23

83 LCR ($BN) 95 182 14 29 137 182 Net cash outflows Liquid assets MOVEMENT IN LCR (%) 134 132 (0.7) 0.4 (0.7) (1.5) 1.3 Sep-23 Qtr HQLA RBNZ eligible securities Customer deposits Wholesale funding Other flows Mar-24 Qtr HIGH QUALITY LIQUID ASSETS (HQLA) (%) 46 11 33 11 Cash and balances with central banks Balances with foreign central banks Australian government and semi-government bonds Other HQLA LCR DEPOSIT MIX (%) 33 35 15 17 Stable retail and SME deposits Less stable retail and SME deposits Operational deposits Non-operational deposits Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack LIQUIDITY COVERAGE RATIO (LCR) CAPITAL, FUNDING AND LIQUIDITY 1 Other flows include credit and liquidity facilities, collateral outflows, inflows from customers and TFF maturities. 2 Other HQLA includes securities issued by foreign sovereigns and repo-eligible qualifying assets in foreign jurisdictions, including RBNZ eligible securities. Liquid assets HQLA 1 Chart does not add to 100 due to rounding Net cash outflows (NCOs) Other flows1 Wholesale funding Customer deposits 2 $182bn $497bn March 2024 quarterly average 132% Chart does not add due to rounding Chart does not add due to rounding

CUSTOMER FRANCHISE

85 MFI SHARE1,2 CUSTOMER SATISFACTION (CSAT)2 NET PROMOTER SCORE (NPS)2 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack CUSTOMER FRANCHISE CUSTOMER FRANCHISE 1 Main Financial Institution for Consumer customers. 2 For further details on metric provider see page 118. 3 Customer numbers have been restated. Customers related to businesses sold, held for sale or in run-off at Mar-24 have been excluded from all periods. 4 Other includes WIB, Westpac Pacific and Platforms customers. 5 New Zealand Consumer. Refer to page 118. Business Consumer Charts may not add due to rounding 11.6% 35.5% 11.9% 16.6% Peer 1 Peer 2 Peer 3 Westpac Group Westpac Peers CUSTOMER NUMBERS3 (#M) New Zealand5 10.3 10.4 10.5 1.5 1.5 1.5 0.9 0.8 0.8 12.6 12.7 12.8 Mar-23 Sep-23 Mar-24 Australian banking New Zealand Other 9 9 15 34 34 35 32 23 34 27 22 25 17 14 19 Mar-23 Sep-23 Mar-24 Westpac Peers 60 61 59 69 72 74 71 67 74 71 66 70 65 66 66 Mar-23 Sep-23 Mar-24 Westpac Peers -5 0 5 10 15 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 WBC St.George Brands -15 -10 -5 0 5 10 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 WBC St.George Brands 7.0 7.2 7.4 7.6 7.8 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 WBC St.George Brands 7.2 7.4 7.6 7.8 8.0 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 WBC St.George Brands 4 Peers Peers Peers Peers

#1 LEADING MOBILE BANKING APP[1]

CUSTOMER FRANCHISE

SEAMLESS USER EXPERIENCE

- Intuitive navigation with new Payment and Insights Hub
- Effortless self-service and secure chat
- Helpful messaging supporting error avoidance and recovery



Contact us
FAST TRACK YOUR SAVINGS GOALS
T&CS apply
Manage goals
Regular deposit
Search
Accounts
New account
Westpac Choice
$469.30
Altitude Black Mastercard
-$3,469.01
avail $14,469.95
Min of $46.30 due tomorrow
Pay now
Westpac Life
$104,609.30
1 hidden account
Home
Cards
Payments
Insights

SAFE AND SECURE

- Proactive fraud and scam prevention including SaferPay™
- Embedded security and safety education prompts
- Fraud alerts via push notifications

COMPREHENSIVE FUNCTIONALITY

- Best overall loyalty program[2] with integrated reward and offers
- Best in class Money Movement[1]
- Business to Personal profile switching

INSIGHTFUL MONEY MANAGEMENT

- Predictive analysis and new features such as Tax Organiser, Savings Finder and Bills Calendar
- Spend analysis and cashflow
- Personalised categorisation with custom sub-categories and tagging

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 2 Westpac Rewards – Best Overall Loyalty Financial Services in the Asia Pacific Loyalty Awards for 23/24.

86 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

EVOLVING OUR DIGITAL BANKING EXPERIENCE – 1H24 INITIATIVES

CUSTOMER FRANCHISE

FRAUD & SCAMS

Westpac SaferPay™



9:41
Locate us
Contact us
Register
Sign in to Mobile Banking
TECH TO DETECT AND PROTECT
We've launched Australia's first scam-detecting questions in our #1 banking app.*
Available via mobile banking. T&C's apply. Australia's top app as recognised by The Forester Digital Experience Review Report 2023, an evaluation of five Australian banks.
Find out more

Alerting customers about potential scam related activity

MONEY MANAGEMENT

Tax Organiser & Insights Hub



15:36
Tax organiser
FY 23/24
01 July 2023 - 30 June 2024
Possible $279.15
Confirmed $423.74
Expense areas
How expense areas work
Charity $423.74
5 transactions

>1m customers used money management features[1]

SERVICING & ONBOARDING

Empowering customers to digitally self-serve



11:31
Close
What do you want to report?
I don't recognise the transaction
I performed this transaction but I was misled into doing it
I made a mistake with the payment or need to trace the funds
What went wrong with the transaction?
I checked with the person or company and money has not reached them
I transferred money to the wrong person or company
I transferred an incorrect amount to a person or company
I have made a duplicate payment
None of the above are applicable or I prefer not to answer here

Digitally request an investigation for Mistaken Internet Payments

PAYMENTS & TRANSACTIONS

PayTo for Billers



9:41
Monday, June 3
WESTPAC
Authorisation requested
A new PayTo agreement with GymTime for 12 month Platinum membership is awaiting action from you before 13 Apr 2022 5PM Sydney time. Tap to view and action.
swipe up to open

Real time digital alternative to Direct Debit[2]

LOYALTY & REWARDS

ShopBack Lounge for St.George, BankSA and Bank of Melbourne



St.George Lounge
Add & use your eligible card for bonus Cashback. T&Cs apply. See below.
Continue
Sign up or log in to ShopBack

Rewarded >$19.9m in cashbacks

1 In the 90 days to March-24. 2 Real-time receivables for commercial and institutional clients.

87 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

0.32 0.37 0.44 0.47 0.51 45 43 43 44 50 1H22 2H22 1H23 2H23 1H24 Sales (#m) Sales (%) 4.74 4.91 5.21 5.43 5.55 1H22 2H22 1H23 2H23 1H24 50 50 79 95 96 1H22 2H22 1H23 2H23 1H24 5.31 5.48 5.64 5.80 5.92 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 334 356 372 395 412 1H22 2H22 1H23 2H23 1H24 213 273 320 350 387 1H22 2H22 1H23 2H23 1H24 88 DIGITAL SALES1,3 AVERAGE APP SESSIONS PER DAY1 (#M) MORTGAGES PROCESSED ON DIGITAL ORIGINATION PLATFORM (%) DIGITALLY ACTIVE CUSTOMERS1 (#M) DIGITAL TRANSACTIONS1,2 (#M) MOBILE WALLET PAYMENTS1 (#M) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack CUSTOMERS CONTINUE TO MIGRATE TO DIGITAL CUSTOMER FRANCHISE 1 Refer to page 118 for definition. 2 Digital transactions include all payment transactions (transfer funds, Pay Anyone and BPAY) within Westpac Live and Compass, excluding Corporate Online and Business Banking online. 3 Consumer only. Up 21% Up 4% Up 11% Up 5% Up 11% Up 2% Up 17 ppts Up 2% Up 1 ppts Up 16% Up 7% Up 9%

SUSTAINABILITY

SUSTAINABILITY

SUSTAINABILITY STRATEGY[1,2]

OUR PURPOSE	Creating better futures together					
PILLAR	Customer	Easy	Expert		Advocate	
THEMES	Support in good times and bad	Simpler, safer bank	Action on climate and nature		Equitable and inclusive society	
OBJECTIVES Refer to next page for goals and metrics	1 Enhance financial inclusion and equality	2 Strengthen data security and protection	3 Become a net-zero, climate resilient bank	4 Become a nature positive bank	5 Respect and advance human rights	6 Enable diversity and inclusion
FOUNDATIONS	Robust environment and social risk management		Reliable data and reporting		Integration and organisational capability build	

1 This presentation contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation. Further details on our commitments, targets and other supporting information is contained in our 2023 Annual Report, Climate Report and Sustainability Index and Datasheet. 2 See our website for more information on our sustainability strategy: www.westpac.com.au/about-westpac/sustainability/our-strategy/

90 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

SUSTAINABILITY GOALS AND METRICS

SUSTAINABILITY

1 ENHANCE FINANCIAL INCLUSION AND EQUALITY

Inclusive access to banking
- New/improved product features/ services supporting vulnerable customers[1]
- 90-day digitally active customers[2]
- Customers with access to digital banking[3]

Reduce inequality for women/families and encourage savings for the young
- Customers under 30 with a savings goal[4]
- Customers who earnt Spend & Save interest at least once in the year[5]

Improve access to mortgages for those that may be excluded
- Residential mortgage balance of customers using housing inclusion solution[6]

2 STRENGTHEN DATA SECURITY AND PROTECTION

Reduce impact of scams
- Westpac's scam detection rate[7]
- Total scam prevented loss to customer[8]

Maintain data security aimed to prevent information exposure
- Data breaches reported to the Australian privacy regulator[9]

3 BECOME A NET-ZERO, CLIMATE RESILIENT BANK

Reduce emissions consistent with our NZBA commitment
- Reduction of scope 1 and 2 direct operational emissions[14]
- Reduction of scope 3 upstream emissions[15]
- NZBA sector target tracking[16]

Provide sustainable finance
- Sustainable lending and bond facilitation classified as Green or Transition[17]

4 BECOME A NATURE POSITIVE BANK

Goals and metrics to be developed

5 RESPECT AND ADVANCE HUMAN RIGHTS

Indigenous financial inclusion
- Indigenous call centre unique customers[10]
- Spend with Indigenous-owned businesses[11]

Advocate in Australia for safeguarding children
- New product features/solutions with safeguarding[12]
- Businesses engaged on child safeguarding through the Australian Business Coalition for Safeguarding Children[13]

6 ENABLE DIVERSITY AND INCLUSION

Continue to enhance inclusion in our workplace
- Organisational Health Index[18]
- Women in Senior Leadership[19]

Support job creation and invest in a new generation of leaders
- Diverse supplier spend[20]
- Jobs created by Westpac Foundation supported partners[21, 22]
- Scholarships awarded by Westpac Scholars Trust[23,24]

See our website for full details on our sustainability strategy – **westpac.com.au**
More on our response to digital banking, scams, data security, climate change and workforce inclusion in this pack

Note: See footnotes on page 112.

91 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H24 CLIMATE ACTION PLAN PROGRESS

SUSTAINABILITY

NET-ZERO AND CLIMATE RESILIENCE IN OUR OPERATIONS

- Scope 1 and 2 emissions[1] 83% lower (annualised) compared to 2021 baseline. This exceeds our reduction targets (64% by Jun-25 and 76% by Jun-30)[2]
- Sourced equivalent of 100% of our direct electricity demand from renewables in Australia
- On track to achieve the equivalent of 100% renewables globally by Jun-25, with ~95% of the renewables expected to be sourced from the markets where the electricity is used
- Installed electric vehicle charging stations powered by renewables[3] at our Barangaroo (NSW) office

SUPPORTING CUSTOMERS' TRANSITION TO NET-ZERO AND TO BUILD THEIR CLIMATE RESILIENCE

- Set 12 NZBA targets in 8 of 9 NZBA sectors. Currently preparing an Aluminium target
- Continued engaging corporate and institutional customers on ESG topics, with a focus on net-zero (see next page for details)
- Supported our bankers on ESG with specific ESG knowledge experts and targeted training

COLLABORATE FOR IMPACT ON INITIATIVES TOWARDS NET-ZERO AND CLIMATE RESILIENCE

- Participated with the Australian Banking Association (ABA) and Business Council Australia on review and input to the new Australian Accounting Standards Board climate reporting standards
- Reviewed the Australian Government's Climate Active Program through the ABA
- Contributed to the Australian Government's consultation paper on an Australian sustainable finance strategy
- Contributed to the Australian Sustainable Finance Institute's Taxonomy Advisory Group for priority sectors[4]

Note: See footnotes on page 112.

92 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

NZBA TARGET AND FOCUS AREA SNAPSHOT

SUSTAINABILITY

1H24 FOCUS AREAS

- Setting Aluminium target (final sector under our NZBA commitment)
- Enhancing processes for assessing transactions in scope of our NZBA targets
- Improving the capture, storage, and analysis of the data to monitor and manage our NZBA targets
- Continuing engagement with customers, and working with industry groups, on definitions and implementation of our no deforestation commitment

TRANSITION PLAN ASSESSMENTS

- Updated our customer transition plan assessment framework to substantially align with the UK Transition Plan Taskforce framework
- 5 areas of assessment – foundation, implementation strategy, engagement strategy, metrics and targets, and governance
- 41 customers assessed against the framework (at Mar-24). Aim to complete >100 assessments by Sept-24

NZBA TARGETS

Westpac sector	Implied emissions 2030 reduction target to 2021 baseline* (%)	Type of target
Upstream oil and gas	23	Absolute
Thermal coal mining	100	Absolute
Power generation	62	Intensity
Cement production	14	Intensity
Commercial real estate (offices)	59	Intensity
Residential real estate (Australia)	56	Intensity
Steel production	Given the small number of customers, our intensity target (% reduction) is not disclosed.	
Aviation (passenger aircraft operators)	60	Intensity
Australia Dairy	10	Intensity
Australia Beef and Sheep	9	Intensity
NZ Dairy	10	Intensity
NZ Beef and sheep	9	Intensity

*Baselines for Commercial Property and Residential Real Estate are 2022.

The customers and industries captured in our NZBA emission reduction targets account for up to 48% (FY22) of the Group's estimated scope 1 and 2 financed emissions.

Details of our 12 (2030) emission reduction targets in 8 NZBA sectors are in our *2023 Climate Report.*

93 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

SUSTAINABILITY AND CLIMATE-RELATED OPPORTUNITIES

SUSTAINABILITY

In mobilising the capital to support customers' climate transition and build resilience, defining what is "sustainable" is critical.

Our new Sustainable Finance Framework details how we consider sustainable finance transactions and classify them as green, transition, social or sustainability. Under the Framework we have established 2030 targets of:

- $55bn in lending[1]
- $40bn in bond facilitation[2]

We are currently assessing our prior lending and bond facilitation transactions and will report progress from FY24.

Reporting under the Framework replaces previous disclosure on climate change solutions exposure.

SUSTAINABLE FINANCE HIGHLIGHTS:

- $2.5bn in lending to 23 labelled sustainable finance transactions[3] in Westpac Institutional Bank in 1H24[4]
- Supported 426 unique New Zealand customers with labelled sustainable loans[3] with TCE of NZ$5.2bn at Mar-24 (NZ$2.4bn in the agriculture sector)[5]
- Distributed 10 bonds[3] into capital markets with a value of $7.5bn across Westpac
- Arranged 5 renewable power generation loans in Australia
- Identified and mapped the changes needed to classify transactions under our sustainable finance targets

OTHER HIGHLIGHTS:

- Continued to provide our standard business loans to retrofit commercial buildings to improve energy efficiency and sustainability ratings
- Provided 330 loans for EV/Hybrid vehicles to Australian customers totalling $14.8m
- Supported female-led small businesses with 316 scale-up and 42 start-up loans, totalling $107.62m since Mar-23

CARBON TRADING

- Carbon trading desks in Australia & New Zealand
- Continue to engage with customers

GREEN TAILORED DEPOSITS

- Balances doubled over last 6 months to $1.7bn
- Increased demand for green investments

Note: See footnotes on page 113.

94 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

COMPREHENSIVE SUSTAINABILITY REPORTING SUSTAINABILITY 2021 Annual Report Annual Report 2023: Details financial and non-financial performance Sustainable Finance Framework: Outlines how we assess, monitor, measure and report on sustainable lending and bond facilitation Modern Slavery Statement FY23: Describes modern slavery risks and actions in our operations and supply chain Natural Capital Position Statement: Outlines our approach to nature-related risks and opportunities Human Rights Position Statement and Action Plan: Outlines our approach and commitments to human rights 2023 Sustainability Index and Datasheet: Details key sustainability performance metrics in one place Child Safeguarding Supplement: Provides additional information on our approach to child safeguarding Climate Report 2023, incl. Climate Change Position Statement and Action Plan: Details our approach and strategies for addressing climate -related risks and opportunities Reports available at westpac.com.au/sustainability Westpac New Zealand Climate Report 2023: Outlines our approach to climate in New Zealand 95 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

OUR PEOPLE – STRENGTHENING INCLUSION, DIVERSITY AND WELLBEING

PEOPLE

STRENGTHENING GENDER DIVERSITY

FEMALES %	MAR-24	TARGET	PROGRESS
Westpac Board	44	40:40:20[1]	✓
Executive Team	55	40:40:20[1]	✓
General Managers	42	40 +/-2%	✓
Senior Leadership	49	50 +/-2%[2]	✓
Westpac workforce	54	50	✓

5% average pay equity difference by organisational level[3]

28.5% median gender pay

Focus on closing gender pay gap by improving female representation in Technology, Institutional and Business Bank

Targeted initiatives and programs:

- Women in Tech Empower UP – Return To Work opportunities and Take the Leap internal mobility program
- Dedicated mentoring including Mentor Walks, Illuminate (sponsored by General Managers) and new partnership to advance women with disabilities
- New Menopause Taskforce

GROWING INDIGENOUS REPRESENTATION



0.96%
1.00%
FY23
1H24
FY23 Target
1H24 Target

of Australian workforce identify as Aboriginal and/or Torres Strait Islander (Target .90% by FY24 and 1.5% by Sep-25)

New initiatives to increase representation – Echo Elevate and Coaching forleaders Mobtech – non-traditional pathway for careers in tech

MEASURING ORGANISATIONAL HEALTH

Organisational Health Index score[4]

75 at FY23

- Top of second Global quartile
- 3 points above Global Banking median

INITIATIVES

Leadership development – inclusive training for all people leaders, LGBTQ+ Executive Fellowship participation

Cultural diversity – launched shadowing program, Leading Culturally Diverse Teams training for 60 leaders, new partnership with Asian Leadership project and John Yu Fellowship participation

Upstander initiative expanded – to speak up and act against racism and discrimination

MEASURING ORGANISATIONAL HEALTH

Chief Mental Health Officer since 2018 to oversee Group mental health strategy

Mental Health Workplace Factors Review program assessing and addressing psychosocial risks at division level in FY24

10 Employee Advocacy Groups supporting diversity and inclusion

1 40% women, 40% men and 20% of any gender. Westpac Board includes CEO. Executive team excludes CEO. 2 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 3 5% for 8 of 9 levels below Group Executive (6% at level 3); measured on base salary by organisational job level. 4 At FY23. Our Voice+ survey includes McKinsey's Organisational Health Index – benchmarking Westpac's organisational health relative to global standards.

96 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

SEGMENT RESULTS

CONSUMER

CONSUMER 1H24 PERFORMANCE

NET PROFIT ($M)


AIEA up 2%, NIM down 7bps from competition
Higher wages, salaries and software amortisation, partly offset by Cost Reset
Higher CAP from lending portfolio credit metrics deterioration
1,591
1,111
148
1,259
(95)
4
(23)
(131)
68
1,082
Down 14% ex Notable Items
Down 3%
1H23
2H23
Add back Notable Items
2H23 ex-Notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H24

Key financial metrics ex Notable Items	1H23	2H23	1H24	Change on 2H23
Pre-provision profit ($m)	2,439	1,810	**1,696**	(6%)
Average interest-earning assets ($bn)	432	438	**446**	2%
Net interest margin (%)	2.00	1.76	**1.69**	(7bps)
Expense to income (%)	46.8	56.0	**57.9**	183bps
Customer deposit to loan ratio (%)	61.2	62.6	**63.9**	137bps
Mortgage 90+ day delinquencies (%)	0.73	0.86	**1.06**	20bps

Key operating metrics	1H23	2H23	1H24	Change on 2H23
Active digital banking customers[1] (#m)	5.64	5.80	**5.92**	2%
Main financial institution[2] (%)	16.6	16.1	**16.6**	50bps
NPS (rank)[2]	#3	#3	**#3**	Flat
Branches[3] (#)	666	644	**637**	(7)
Co-location branches (#)	46	82	**99**	17
Westpac-owned ATMs (#)	965	879	**846**	(33)

1 Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days. 2 See appendix page 118. 3 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Co-located branches are considered two points of presence.

98 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

BUSINESS AND WEALTH 1H24 PERFORMANCE

BUSINESS AND WEALTH

NET PROFIT ($M)



AIEA up 1%, NIM increased 4bps
Lower CAP largely due to revised economic forecasts
1,073
953
107
1,060
43
(6)
(1)
77
(30)
1,143
Up 8% ex Notable Items
Up 20%
1H23
2H23
Add back Notable Items
2H23 ex-Notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H24

Key financial metrics ex Notable Items	1H23	2H23	1H24	Change on 2H23
Pre-provision profit ($m)	1,604	1,687	**1,723**	2%
Average interest-earning assets ($bn)	96.5	96.8	**98.0**	1%
Net interest margin (%)	5.03	5.30	**5.34**	4bps
Expense to income (%)	43.7	43.5	**43.0**	(50bps)
Customer deposit to loan ratio (%)	152.4	147.1	**145.1**	(198bps)
Stressed exposures to TCE (%)	5.24	5.46	**5.52**	6bps

Key operating metrics	1H23	2H23	1H24	Change on 2H23
Digital sales[1] (%)	24	35	**36**	1ppt
Business lending time to decision (days)	12.1	9.5	**7.7**	1.8
Net loans ex. Auto ($bn)	88.3	91.5	**94.0**	3%
Deposits ($bn)	142.8	140.5	**140.6**	Flat
New Merchants points of presence ('000)[2]	7.5	12.2	**12.8**	5%
Panorama net flows ex pension outflows[3] ($m)	1,169	1,850	**2,066**	12%

1 Refer page 118 for definitions. 2 Includes EFTPOS Core Products (EFTPOS Air, EFTPOS Flex, EFTPOS Now and EFTPOS Connect). 3 Excluding Adviser Portfolios.

99 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

BT PANORAMA

BUSINESS AND WEALTH

PANORAMA PLATFORM

- Managed accounts up 21% in the half
- Panorama net flows excluding pension outflows[1] of $2.1bn in the half
- Market and other movements contributed $10.3bn to FUA in the half
- Platform enhancements include expansion of bulk reporting, streamlining pension refresh processes, expanding managed fund rebates, and expanding the investment menu
- Awarded Best Client Portal for the sixth consecutive year[2]
- Highest Quality Platform rating – Chant West 2023[3]
- Winner of Service Excellence in a Medium Contact Centre[4]

FUA ON BT PANORAMA ($M)


105,012
95,891
102,068
102,872
113,328
Up 10%
Up 11%
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24

NET FLOWS EXCLUDING PENSION OUTFLOWS[5] ON BT PANORAMA ($M)


2,940
2,071
1,169
1,850
2,066
Up 12%
Up 77%
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24

ACTIVE ADVISERS ON BT PANORAMA (#)


6,059
6,142
6,028
5,945
6,012
Up 1%
Flat
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24

MANAGED ACCOUNTS FUA ON BT PANORAMA ($M)


10,856
11,272
13,675
15,492
18,683
Up 21%
Up 37%
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24

1 Represents total outflows from pension accounts; including pension outflows BT Panorama net flows were $0.2bn for the 6 months to Mar-24. 2 Investment Trends Competitive Analysis & Benchmarking Report 2018, 2019, 2020, 2021, 2022 and 2023 (released Feb-24). 3 Chant West Benchmarking (released Sep-23). 4 CSIA Australian Service Excellence Awards, Winner of Service Excellence in a Medium Contact Centre (Nov-23). See https://www.bt.com.au/about-bt/bt-financial-group/overview/awards.html for more awards. 5 Excluding Adviser Portfolios.

100 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

709 641 10 651 71 3 689 (19) (10) (7) 1H23 2H23 Add back Notable Items 2H23 ex-Notable Items Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H24 101 NET PROFIT ($M) Key financial metrics ex Notable Items 1H23 2H23 1H24 Change on 2H23 Pre-provision profit ($m) 992 1,003 1,058 5% Average interest-earning assets ($bn) 98.0 105.3 117.9 12% Net interest margin (%) 1.86 1.93 1.85 (8bps) Expense to income ratio (%) 38.4 40.4 39.7 (62bps) Net loans ($bn) 84.7 92.6 93.0 0% Customer deposit to loan ratio (%) 134.0 125.4 124.0 (137bps) Stressed exposures to TCE (%) 0.28 0.58 0.63 5bps Key operating metrics 1H23 2H23 1H24 Change on 2H23 Lending and deposit revenue ($m) 1,132 1,207 1,272 5% Sales and risk management income ($m) 434 452 455 1% Sustainable finance transactions (#)¹ 19 32 33 3% Revenue per average FTE ($’000) 597 612 637 4% Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack INSTITUTIONAL 1H24 PERFORMANCE WESTPAC INSTITUTIONAL BANK 1 1H24 includes 23 labelled sustainable finance loans and 10 bond issuances. Excludes NZ sustainable finance loans. Up 6% ex Notable Items AIEA up 12%, partly offset by an 8bps reduction in NIM Higher software amortisation costs and a 1% increase in front line resourcing Up 7%

27 428 535 7 542 482 477 (9) (3) (33) (42) (5) 1H23 2H23 Add back Notable Items 2H23 ex-Notable Items Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H24 ex-Notable Items Notable Items 1H24 102 NET PROFIT ($M) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack NEW ZEALAND 1H24 PERFORMANCE1 NEW ZEALAND 1 In NZ$ unless otherwise noted. 2 Digital active customers have been restated due to a change in definition. Down 11% AIEA up 1%, NIM down 3bps Increased technology and onshoring costs, software amortisation and inflationary impacts Higher IAPs and larger overlay reversals in 2H23 Down 11% ex Notable Items Key financial metrics ex Notable Items 1H23 2H23 1H24 Change on 2H23 Pre-provision profit (NZ$m) 750 739 694 (6%) Average interest-earning assets ($bn) 119 119 120 1% Net interest margin (%) 2.11 2.12 2.09 (3bps) Expense to income (%) 45.4 47.3 50.0 279bps Customer deposit to loan ratio (%) 81.3 80.4 78.2 (219bps) Stressed exposures to TCE (%) 1.33 1.49 1.55 6bps Mortgage 90+ day delinquencies (%) 0.29 0.33 0.47 14bps Key operating metrics Mar-23 Sep-23 Mar-24 Change Sep-23 Customers (#m) 1.50 1.51 1.51 - Digital active customers (#m)2 0.84 0.85 0.86 1% Branches (#) 114 112 112 - ATMs (#) 427 413 407 (6)

98.2 99.3 1.7 (0.2) 100.8 Mar-23 Sep-23 Consumer Business Mar-24 79.8 79.8 0.9 78.8 (1.9) Mar-23 Sep-23 Consumer Business Mar-24 32 36 39 38 21 20 20 20 24 23 21 21 78 80 80 79 Sep-22 Mar-23 Sep-23 Mar-24 Term deposits Savings Transaction 103 NET LOANS (NZ$BN) CUSTOMER DEPOSITS (NZ$BN) LOANS (NZ$BN) % OF TOTAL1 64 65 66 67 1 1 1 1 32 32 33 33 Sep-22 Mar-23 Sep-23 Mar-24 Mortgage Personal Business CUSTOMER DEPOSITS (NZ$BN) % OF TOTAL1 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack NEW ZEALAND BALANCE SHEET NEW ZEALAND 1 Chart may not add due to rounding. 97 98 99 Up 2% Down 1% 101 1% 67% 32% Household Business Institutional 26% 58% 16%

ECONOMICS

105 KEY ECONOMIC INDICATORS 2023 2024 Calendar Years Q2 Q3 Q4 Q1E Q2F Q3F Q4F 2022 2023 2024F 2025F World GDP1 - - - - - - - 3.5 3.3 3.3 3.1 Australia GDP2 2.1 2.1 1.5 1.3 1.1 1.3 1.6 2.4 1.5 1.6 2.5 Unemployment – end period 3.6 3.7 3.9 3.9 4.2 4.4 4.5 3.5 3.9 4.5 4.6 CPI headline – year end 6.0 5.4 4.1 3.6 3.1 2.8 3.0 7.8 4.1 3.0 2.7 Interest rates – cash rate 4.10 4.10 4.35 4.35 4.35 4.35 4.10 3.10 4.35 4.10 3.10 New Zealand GDP2 1.5 -0.6 -0.3 0.3 0.0 0.5 0.8 2.2 -0.3 0.8 2.4 Unemployment – end period 3.6 3.9 4.0 4.3 4.6 4.9 5.1 3.4 4.0 5.1 5.2 Consumer prices 6.0 5.6 4.7 4.0 3.6 2.8 2.7 7.2 4.7 2.7 2.3 Interest rates – official cash rate 5.50 5.50 5.50 5.50 5.50 5.50 5.50 4.25 5.50 5.50 4.50 KEY ECONOMIC INDICATORS 2022 2023 2024F 2025F Australia Credit growth Total – year end 7.8 4.8 4.5 5.8 Housing – year end 6.4 4.2 4.6 5.4 Business – year end 11.9 6.6 4.8 7.2 New Zealand Credit growth Total – year end 4.6 2.2 3.4 5.2 Housing – year end 4.4 3.0 4.5 6.6 Business – year end 5.4 0.7 1.6 2.8 PRIVATE SECTOR CREDIT GROWTH (% ANN) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN AND NEW ZEALAND ECONOMIC FORECASTS – (%) AT 2 MAY 2024 ECONOMICS Sources: RBA, Statistics NZ, Westpac Economics 1 Year average growth rates. 2 Through the year growth rates. Sources: RBA, Westpac Economics Sources: IMF, RBA, Statistics NZ, Westpac Economics -8 -4 0 4 8 12 16 Mar-10 Mar-12 Mar-14 Mar-16 Mar-18 Mar-20 Mar-22 Mar-24 Total credit Australia Housing Australia Business Australia Total credit New Zealand Westpac f’casts % ann

106 DWELLING PRICES (%, 3 MONTH ANNUALISED) -20 -15 -10 -5 0 5 10 15 20 25 30 35 40 Apr-16 Apr-17 Apr-18 Apr-19 Apr-20 Apr-21 Apr-22 Apr-23 Apr-24 Apr-25 % DWELLING PRICES (%) – (TO APR-24) Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Sydney 5.5m Up 1.1% Up 8.7% Up 45.4% Melbourne 5.2m Flat Up 2.8% Up 24.8% Brisbane 2.7m Up 3.1% Up 16.1% Up 63.4% Perth 2.3m Up 6.0% Up 21.1% Up 61.6% DWELLING PRICES (ANNUAL %) Capital city Avg* 2021 2022 2023 2024F 2025F Sydney 6.3 25.3 -12.1 11 6 4 Melbourne 5.0 15.1 -8.1 4 3 2 Brisbane 4.9 27.4 –1.1 14 8 3 Perth 1.1 13.1 3.6 16 10 8 Australia 5.1 20.9 -7.1 10 6 4 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack AUSTRALIAN HOUSING MARKET – PRICES UPTURN MODERATES ECONOMICS Sources: CoreLogic, Westpac Economics * Average last 10yrs. Sources: CoreLogic, Westpac Economics Sources: CoreLogic, Westpac Economics Macro-prudential measures 2019 election COVID-19 ‘Delta’ Macro-prudential measures

107 MONTHLY HOUSE SALES AND PRICES (% YR) -20 -10 0 10 20 30 40 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2004 2007 2010 2013 2016 2019 2022 Sales %YR Sales (lhs) House prices (rhs) DWELLING PRICES (INDEX) 750 1250 1750 2250 2750 750 1250 1750 2250 2750 2007 2009 2011 2013 2015 2017 2019 2021 2023 Auckland Canterbury Wellington Other regions Index Index DWELLING PRICES -20 -10 0 10 20 30 40 0 500 1000 1500 2000 2500 3000 2010 2012 2014 2016 2018 2020 2022 2024 Annual growth (right axis) Level (left axis) DWELLING PRICES (%) – (TO MAR-24) Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Auckland 1.7m Flat Up 2% Up 21% Wellington 0.6m Flat Up 5% Up 26% Canterbury 0.7m Up 2% Up 4% Up 51% Nationwide 5.3m Up 1% Up 3% Up 32% Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack NEW ZEALAND HOUSING MARKET – ACTIVITY HAS STABILISED, STILL SUBDUED ECONOMICS Sources: CoreLogic, Westpac Economics Sources: CoreLogic, REINZ, Westpac Economics Source: REINZ Sources: REINZ, Westpac Economics Forecast (Annual %) Ave. past 10 years 2021 2022 2023 2024f 2025f Nationwide 8% +27% -11% -7% +6% +7% %YR Westpac forecasts Index = 1000 in 2010

CARD ACTIVITY: CONSUMER SPEND 12 MONTHS TO MAR-24 (%)1 108 BY AGE GROUP BY DEPOSIT COHORT Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack ECONOMICS 1 Source: Westpac DataX, Westpac Card Activity. 12 month rolling average, percentage change. (0.6) 4.9 6.0 3.6 (7.2) (4.0) (2.2) 1.5 Lowest Second Third Highest 1.5 (0.9) 0.0 1.3 2.1 (4.7) (5.1) (3.0) (0.1) 1.0 20-24 25-34 35-44 45-54 55-60 Essentials Discretionary

APPENDIX

APPENDIX 1: NET PROFIT EX NOTABLE ITEMS1 110 $m 1H23 2H23 1H24 Change 1H24 – 1H23 (%) Change 1H24 – 2H23 (%) Net interest income 9,202 9,212 9,351 2 2 Non-interest income 1,669 1,459 1,465 (12) Flat Net operating income 10,871 10,671 10,816 (1) 1 Expenses (4,988) (5,244) (5,395) 8 3 Pre-provision profit 5,883 5,427 5,421 (8) (Flat) Impairment charges (390) (258) (362) (7) 40 Tax and non-controlling interests (NCI) (1,670) (1,624) (1,553) (7) (4) Net profit 3,823 3,545 3,506 (8) (1) Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack APPENDIX 1 For further information refer to Westpac’s 2024 Interim Results Announcement.

APPENDIX 2: 1H24 NOTABLE ITEMS AND IMPACT OF BUSINESSES SOLD[1]

APPENDIX

($m)	Net profit after tax	Hedging Notable Items	Net profit excluding hedging Notable Items[2]	Other Notable Items[3]	Net profit excluding Notable Items[4]	Impact of businesses sold	1H24 Net profit excluding Notable Items & impact of business sold	2H23 Net profit excluding Notable Items & impact of business sold	% change 1H24-2H23
Net interest income	9,127	(224)	9,351	-	9,351	-	9,351	9,212	**2**
Non-interest income	1,463	(2)	1,465	-	1,465	-	1,465	1,459	**Flat**
Net operating income	**10,590**	**(226)**	**10,816**	**-**	**10,816**	**-**	**10,816**	**10,671**	**1**
Expenses	(5,395)	-	(5,395)	-	(5,395)	-	(5,395)	(5,272)	**2**
Pre-provision profit	**5,195**	**(226)**	**5,421**	**-**	**5,421**	**-**	**5,421**	**5,399**	**Flat**
Impairment charges	(362)	-	(362)	-	(362)	-	(362)	(258)	**40**
Tax and non-controlling interests (NCI)	(1,491)	62	(1,553)	-	(1,553)	-	(1,553)	(1,616)	**(4)**
Net profit	**3,342**	**(164)**	**3,506**	**-**	**3,506**	**-**	**3,506**	**3,525**	**(1)**

1 For further information refer to Westpac's 2024 Interim Year Results Announcement. 2 Referred to as Cash earnings in previous periods. 3 Other Notable Items include provisions for remediation, litigation, fines and penalties; impact from asset sales and revaluations; asset write-downs and restructuring costs. 4 Referred to as Cash earnings excluding Notable Items in previous periods.

111 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

APPENDIX 3: SUSTAINABILITY – FOOTNOTES Sustainability goals and metrics 1. Number of new and improved product features and services launched that will support vulnerable customers during the financial year. A new or improved feature or service is only counted once, irrespective of how many products it is available on. These product features and services are designed to support or meet the needs of customers who experience vulnerability as defined in the Westpac Customer Vulnerability Policy. 2. Refer to our 2023 Sustainability Index and Datasheet for the definition of digitally active customers. 3. Number of Australian consumer and business customers who own at least one product that can be managed via our online platforms (Westpac Live, Compass, Business Banking Online, Corporate Online or myRAMS). 4. Percentage of customers aged under 30 that have set a savings goal in a Life or Bump account. These accounts provide the ability to set up to six savings goals, including automatic transfers. 5. Number of customers who have received a Spend & Save bonus interest payment at least once during the year. Spend & Save is a proposition available to customers who are:  aged 18-29; and have a Westpac Choice transaction account and Westpac Life Savings account. When customers complete 5 eligible debit card purchases in the month, they will receive the Spend & Save bonus interest. 6. Value of home loans drawn under the Home Guarantee Scheme (HGS) and the Head Start Homes Scheme (HSH). The HGS is an Australian Government scheme mostly for first home buyers while the HSH helps some customers that are more vulnerable to own a home. Eligibility criteria apply to both schemes and these are available online. 7. Percentage of scam cases detected by the bank's systems over total scams. 8. Value of total scam transactions detected and stopped, along with the value of total amounts stopped or recovered and returned to the customer. 9. Refer to our 2023 Sustainability Index and Datasheet for the definition of data breaches in Australia. 10. A unique customer is a customer that has called through to the Indigenous call centre at least once during the reporting period. 11. Refer to our 2023 Sustainability Index and Datasheet for the definition of spend with Indigenous suppliers. 12. Number of new product/service features (or enhanced features) implemented on our accounts that improve child and young person safeguarding. In Australia, a feature must be endorsed by our youth and family banking team, and includes blocks, controls and notifications. 13. Number of additional Australian businesses, engaged through the Australian Childhood Foundation, that have been reached by face-to-face conversations, online meetings, training activities, and advocacy efforts. 14. Refer to our 2023 Sustainability Index and Datasheet for the definition of scope 1 and 2 emissions. 15. Refer to our 2023 Sustainability Index and Datasheet for the definition of scope 3 upstream emissions. 16. Refer to the appendices in the 2023 Climate Report for our NZBA target methodologies. 17. Value of TCE or balance (for residential mortgages) for lending along with the sum of our proportionate share of qualifying bond issuances facilitated that have been classified as ‘green’ or ‘transition’ under our Sustainable Finance Framework. 18. Measures organisational health based on McKinsey & Company's OHI methodology. Employees are surveyed to assess organisational health, management practices, and employee experiences. The survey results are provided to McKinsey & Company to calculate our OHI score. 19. Refer to our 2023 Sustainability Index and Datasheet for the definition of women in Senior Leadership. 20. Refer to our 2023 Sustainability Index and Datasheet for the definition of spend with diverse suppliers. 21. Includes jobs created through Westpac Foundation’s social enterprise partners and inclusive employment grant program for the financial year. 22. Westpac Foundation is administered by Westpac Community Limited (ABN 34 086 862 795) as trustee for Westpac Community Trust (ABN 53 265 036 982). Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient. None of Westpac Foundation, Westpac Community Limited nor the Westpac Community Trust are part of Westpac Group. Westpac provides administrative support, skilled volunteering, donations and funding for operational costs of Westpac Foundation. 23. Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of the Westpac Group. Westpac provides administrative support, skilled volunteering, and funding for operational costs of Westpac Scholars Trust. 24. Includes scholarships awarded by Westpac Scholars Trust for the financial year. Active Scholars includes the total number of individuals awarded a scholarship and have completed or are in the process of completing their degree or fellowship. 1H24 climate action plan progress 1. 2021 baselines for scope 1 and 2 emissions targets adjusted for COVID-19 pandemic and other impacts. Refer to our 2023 Sustainability Index and Datasheet. 2. Targets to be reviewed in 2025. 3. Supported by surrender of large-scale generation certificates. 4. Priority sectors includes buildings and construction (built environment), electricity generation and supply (energy), and minerals, mining and metals (resources). APPENDIX 112 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

APPENDIX 3: SUSTAINABILITY – FOOTNOTES Sustainability and climate-related opportunities 1. Our lending target will be the total committed exposure (TCE) or balance (applicable for residential mortgages) at 30 Sept-30. Reported progress against the target will be TCE or balance at a point-in-time based on transactions completed during the year, along with previous transactions assessed as sustainable under the Framework. The target requires continued growth in TCE or balance, including replacing balances paid down. 2. Our bond facilitation target and progress will be measured as the cumulative sum of our proportionate share of qualifying bond issuances facilitated from 1 Oct-21. 3. When structuring or participating in labelled sustainable finance transactions, Westpac was guided by national sustainable finance taxonomies, and global sustainable finance market standards, principles and guidance commonly used to label or categorise loans and bonds as green, social, sustainability or sustainability-linked (such as, principles and guidance issued by the Loan Market Association, International Capital Markets Association and/or the Climate Bond Initiative). 4. Excludes Westpac Institutional Bank in New Zealand. 5. Unique customers are identified as individual legal entities. The increase in the number of unique customers and total committed exposure is predominantly due to the 2023 launch of two new products in New Zealand, the Sustainable Business Loan and the Sustainable Farm Loan. APPENDIX 113 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

1 Copyright ©2023 Sustainalytics. All rights reserved. The information, data, analyses and opinions contained herein: (1) includes the proprietary information of Sustainalytics and/or its content providers; (2) may not be copied or redistributed except as specifically authorized; (3) do not constitute investment advice nor an endorsement of any product , project, investment strategy or consideration of any particular environmental, social or governance related issues as part of any investment strategy; (4) are provided solely for informational purposes; and (5) are not warranted to be complete, accurate or timely. Neither Sustainalytics nor its content providers are responsible for any trading decisions, damages or other losses related to it or its use. The use of the data is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. 2 2023© LSEG. All rights reserved. LSEG ESG Scores are proprietary to LSEG Limited and/or its affiliates ("LSEG"). LSEG confirms that the LSEG ESG Scores of Westpac were calculated using LSEG’s ESG scoring methodology and are based on verifiable reported data in the public domain. The LSEG ESG Scores are designed to transparently and objectively measure a company’s relative ESG performance, commitment, and effectiveness across 10 main themes, based on publicly available and auditable data. The use of the data is subject to conditions available at https://www.lseg.com/en/data-analytics/sustainable-finance/esg-scores#t-terms-of-use. 3 The inclusion of Westpac in any MSCI index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of Westpac by MSCI or any of its affiliates. The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates. 4 Diversity, Equity and Inclusion. INDUSTRY RECOGNITION SUSTAINABILITY INDICES DE&I4 RECOGNITION APPENDIX 3: SUSTAINABILITY APPENDIX At Dec 23, Westpac has received an S&P DJSI ESG score of 53. We have been a member of the DJSI Indices since 2002 At Apr-24, Westpac has received an LSEG D&A ESG score of 74 (109 out of 1126 banking services companies)2 Rated Prime status of “C” by ISS ESG Achieved highest ISS QualityScore for Social dimension For Governance and Environment dimensions, ISS QualityScores are 3 and 2 respectively At Dec 23, Westpac has received an ESG Risk Rating of 24.1 from Sustainalytics and was assessed to be at Medium risk of experiencing material financial impacts from ESG factors1 Recognised in the Bloomberg Gender Equality Index for the 8th consecutive year Accredited as Level 1 Activate as a Carer Friendly Employer under the CarersNSW Carers + Employers Program At Dec 23, Westpac has received an MSCI ESG Rating of A (score of 5.3)3 Ranked ninth for the Australian Financial Review and GradConnection Top 100 Graduate Employers for 2024 Named #4 in Australia and #14 Globally for gender equality through Equileap First Australian financial institution to be Disability Recruiter Accredited Bronze Accreditation for Australian Workplace Quality Index 114 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

APPENDIX 3: MAJOR COMMITMENTS, PARTNERSHIPS AND MEMBERSHIPS

APPENDIX

Principles for Responsible Banking
Signatory (2019)

Industry-led UN- convened Net-Zero Banking Alliance Member, principals and steering groups (NZBA governance bodies) (from 2023)

UN Sustainable Development Goals CEO Statement of Commitment (2016)

Paris Climate Agreement Supporter (2015)

The Valuable 500 Signatory (2021)

The Equator Principles Founding Adopter, First Australian Bank (2003)

UN Environment Programme Finance Initiative
Founding Member (1991)
Banking Board Co-Chair (since 2020)

Financial Stability Board's Task Force on Climate-related Financial Disclosures Recommendations
Align with and support

Taskforce on Nature-related Financial Disclosures
Forum member (2021)

Green Building Council of Australia
Member (since 2011)

Electric Vehicle Council of Australia
Member (2022)

RE100, an initiative of The Climate Group in partnership with CDP
Member (since 2019)

UN Global Compact Signatory (2002), Global Compact Network Australia Founding Member (2009)

WeConnect International (for women owned businesses)
Member (2020)

Global Reporting Initiative Align with

Toitū net carbonzero certified (New Zealand)
Since 2019

Climate Bonds Initiative Partner

Carbon Markets Institute Corporate Member

Social Traders (for certified social enterprises)
Member (2016)

Australian Sustainable Finance Institute
Founding Member

Sustainability Accounting Standards Board
Align with

Climate Active Certification (Australia)
Since 2012
(previously NCOS)

Supply Nation (for Indigenous owned businesses)
Founding Member (2010)

115 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Impaired exposures Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; or • Any other facilities where the full collection of interest and principal is in doubt. Stressed exposures Watchlist and substandard, non-performing not impaired, and impaired exposures Total committed exposures (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal >90 days past due Includes facilities less than 90 days past due and those credit exposures, that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held 90+ days past due Includes facilities 90 days or more past due, and those credit exposures that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held Provision for expected credit losses Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant time frame. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions Collectively assessed provisions (CAP) CAP for ECL under AASB 9 represent the ECL which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised Individually assessed provisions (IAP) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Stage 1: 12 months ECL – performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount APPENDIX 4: DEFINITIONS – CREDIT QUALITY 116 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack APPENDIX

SEGMENTS Consumer Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers Business and Wealth Business and Wealth serves the banking and wealth needs of Australian customers, including small business, Agribusiness and Commercial businesses WIB Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand EARNINGS DRIVERS Average interest-earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance Group net interest margin Calculated by dividing net interest income by average interest-earning assets (annualised where applicable) Core net interest margin Calculated by dividing net interest income excluding Notable Items and Treasury & Markets by average interest-earning assets (annualised where applicable) Pre-provision profit Net operating income less operating expenses NCI Non-controlling interests Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight CAPITAL AND LIQUIDITY Capital ratios As defined by APRA (unless stated otherwise) Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. APRA announced in September 2021 that ADIs subject to the LCR should reduce their CLF usage to zero by 1 January 2023 High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Internationally comparable ratios Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Leverage ratio As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Liquidity coverage ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Net stable funding ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Risk weighted assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 APPENDIX 4: DEFINITIONS – SEGMENTS, EARNINGS DRIVERS, CAPITAL AND LIQUIDITY 117 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack APPENDIX

Branch transactions Branch transactions are typically withdrawals, deposits, transfers and payments Customer satisfaction or CSAT The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for consumer or business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) CSAT (Main Bank Service Satisfaction) (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked to rate the overall level of service they receive from their main bank (self-selected which ONE bank is their main provider of financial services) on a scale of 1 (Poor) to 5 (Excellent). The rating represents % of respondents who scored 4 (Very Good) or 5 (Excellent) CSAT – overall consumer Source: Fifth Dimension (5D), March 2023 – March 2024, 6MR. MFI customers CSAT – overall business Source: Fifth Dimension (5D), March 2023 – March 2024, 6MR. MFI businesses DBM Australian Financial Awards Award is based on information collected from the DBM Atlas research program – feedback from over 80,000 business owners or retail customers from January 2022 through December 2022. Award results are based on experiences and perceptions of customers surveyed in this period. For DBM Atlas and DBM Australian Financial Awards information visit www.dbmconsultants.com.au Digitally active Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days Digital sales The percentage of quality sales in a 12-week period that were digitally initiated (percentage against the count of all quality sales in that 12-week period) Digital transactions Digital transactions including all payment transactions (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online Mobile wallet payments Count of transactions that use a digital card via apple pay, fitbit pay, garmin pay, google pay and samsung pay products Average App sessions per day Total number of sessions on Westpac Live & Compass initiated using an app over total number of days within a half year period MFI share MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution Consumer MFI share Source: Roy Morgan Single Source, March 2023 (1H23), September 2023 (2H23) and March 2024 (1H24), 6MR. MFI Banking Group customers. Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is ‘Extremely likely’ and 0 is ‘Not at all likely’, Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10) NPS Consumer (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS – overall consumer Source: Fifth Dimension (5D), March 2023 – March 2024, 6MR. MFI customers NPS – overall business Source: Fifth Dimension (5D), March 2023 – March 2024, 6MR. MFI businesses NPS - Mortgages Source: Fifth Dimension (5D) for March 2024 (1H24), 6MR, AFI customers. Mortgage NPS measures the likelihood to recommend the Mortgage they hold with their financial institution St.George (SGB) brands SGB brands (Consumer): St.George Bank, Bank of Melbourne, BankSA; for MFI Share also includes RAMS SGB brands (Business): St.George Bank, Bank of Melbourne and BankSA Westpac rank The ranking refers to Westpac’s position relative to the other three major Australian banks (ANZ, CBA and NAB) APPENDIX 4: DEFINITIONS – OTHER 118 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack APPENDIX

INVESTOR RELATIONS TEAM – CONTACT US CONTACT US INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT Justin McCarthy General Manager, Investor Relations Arthur Petratos Manager, Shareholder Services Jacqueline Boddy Head of Debt Investor Relations James Wibberley Manager, Investor Relations Catherine Garcia Head of Investor Relations, Institutional Ethan Harry Graduate, Investor Relations For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre 119 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation should be read in conjunction with our 2024 Interim Financial Results. This includes references to our systems and processes, which may not always be 100% effective and are subject to risks and other factors, including those described in the section titled ‘Risk factors’ in our 2024 Interim Financial Results. All amounts are in Australian dollars unless otherwise indicated. The financial information in this presentation is presented in accordance Australian Accounting Standards (AAS) and is also compliant with International Financial Reporting Standards. In assessing Westpac’s performance and that of our operating segments we use a number of financial measures, including amounts, measures and ratios that are presented on a non-AAS basis. Non-AAS financial measures and ratios do not have standardised meanings under AAS. As such they are unlikely to be directly comparable to similar measures presented by other companies and should not be viewed in isolation from, or as a substitute for, the AAS results. Refer to Westpac’s 2024 Interim Financial Results for the six months ended 31 March 2024 available at www.westpac.com.au in the section “Results Announcement to the market - Introduction” for details of the non-AAS financial measures. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon Westpac. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' in our 2024 Interim Financial Results for the six months ended 31 March 2024 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to Westpac, investors and others relying on information in this presentation should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used by Westpac may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures DISCLAIMER 120 Westpac Group 2024 Interim Results Presentation & Investor Discussion Pack